EXHIBIT 4.2

RESOLUTE FOREST PRODUCTS INC.

4.875% SENIOR NOTES DUE 2026

INDENTURE

Dated as of February 2, 2021

WELLS FARGO BANK, NATIONAL ASSOCIATION

as

Trustee

TABLE OF CONTENTS
i

EXHIBITS
Exhibit A-1    –    FORM OF NOTE
Exhibit B    –    FORM OF CERTIFICATE OF TRANSFER
Exhibit C    –    FORM OF CERTIFICATE OF EXCHANGE
Exhibit D    –    FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E    –    FORM OF NOTATION OF NOTE GUARANTEE

INDENTURE dated as of February 2, 2021 among RESOLUTE FOREST PRODUCTS INC., a Delaware corporation (the “Issuer”), each of the Guarantors from time to time party hereto, as guarantors, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as trustee (the “Trustee”).
In this Indenture, except where otherwise indicated, all references to “dollars” and “$” are to the lawful currency of the United States. References to “CDN$” are to the lawful currency of Canada.
The Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 4.875% Senior Notes due 2026 (the “Notes”):
ARTICLE 1.

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01    Definitions
“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
“ABL Credit Agreement” means the credit agreement, dated as of May 22, 2015, as amended on December 22, 2017 and on May 14, 2019 (as further amended) among the Issuer, Resolute FP Canada Inc., Resolute FP US Inc. and certain of the Issuer’s subsidiaries from time to time party thereto as borrowers and guarantors, the various lenders and agents party thereto and Bank of America, N.A., as U.S. Administrative Agent and Collateral Agent, and Bank of America, N.A. (acting through its Canada Branch), as Canadian Administrative Agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities, receivables securitization facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds or eliminates Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders or investors. Any agreement or instrument other than the ABL Credit Agreement in effect on the Issue Date must be designated in a writing delivered to

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the Trustee by the Issuer as an “ABL Credit Agreement” for purposes of this Indenture in order to be an ABL Credit Agreement.
“Acceptable Commitment” has the meaning assigned to that term in Section 4.10(c) of this Indenture.
“Acquired Debt” means, with respect to any specified Person:
(1)    Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and
(2)    Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
“Additional Commitment” has the meaning assigned to that term in Section 4.10(c) of this Indenture.
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.02, as part of the same series as the Initial Notes.
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.
“Applicable Accounting Standards” means, as of the Issue Date, U.S. GAAP; provided, however, that the Issuer may, upon not less than 60 days’ prior written notice to the Trustee, change to IFRS; provided, however, that notwithstanding the foregoing, if the Issuer changes to IFRS, it may elect, in its sole discretion, to continue to utilize U.S. GAAP for the purposes of making all calculations under this Indenture that are subject to Applicable Accounting Standards and the notice to the Trustee required upon the change to IFRS shall set forth whether or not the Issuer intends to continue to use U.S. GAAP for purposes of making all calculations under this Indenture. In the event the Issuer elects to change to IFRS for purposes of making calculations under this Indenture, references in this Indenture to a standard or rule under U.S. GAAP shall be deemed to refer to the most nearly comparable standard or rule under IFRS.
Notwithstanding anything to the contrary in this definition or in the definitions of “U.S. GAAP,” “IFRS” or “Capital Lease Obligations,” notwithstanding any rule before or after the Issue Date under the Applicable Accounting Standard (or the application thereof) any Operating Lease shall not be treated as a finance or capital lease (or Indebtedness or a Capital Lease Obligation) for purposes of calculations under this Indenture; provided that the Issuer may, by written notice to the Trustee, elect to treat any Operating Lease as a finance or capital lease (or Indebtedness or a Capital Lease Obligation) for purposes of calculations under this Indenture, which election shall be irrevocable.
“Applicable Premium” means, with respect to a Note and as calculated by the Issuer, the greater of:
(1)    1.0% of the then outstanding principal amount of such Note and
(2)    (a) the present value of all remaining required interest and principal payments due on such Note and all premium payments relating to such Note assuming a redemption date of the First Call Date, computed using a discount rate equal to the Treasury Rate plus 50 basis points, minus
(b)    the then outstanding principal amount of such Note, minus
(c)    accrued interest paid on the date of redemption;
        provided that such calculation will not be the duty or obligation of the Trustee.
“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.
“Asset Sale” means:
(1)    the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole will be governed by Section 4.14 and/or Section 5.01 and not by the provisions of Section 4.10; and
(2)    the issuance of Equity Interests by any of the Issuer’s Restricted Subsidiaries or the sale of Equity Interests in any of the Issuer’s Subsidiaries (other than directors’ qualifying Equity Interests or Equity Interests required by applicable law to be held by a Person other than the Issuer or one of its Restricted Subsidiaries).
Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:
(1)    any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $50.0 million;
(2)    a transfer of assets between or among the Issuer and its Restricted Subsidiaries;
(3)    an issuance of Equity Interests by a Restricted Subsidiary of the Issuer to the Issuer or to a Restricted Subsidiary of the Issuer;

(4)    the sale or lease of products, services or accounts receivable in the ordinary course of business and the lease, assignment or sublease of any real or personal property in the ordinary course of business;
(5)    (a) the sale, lease, sublease, conveyance, disposition or other transfer of surplus, damaged, worn-out or obsolete assets, (b) the sale, lease, sublease, conveyance, disposition or other transfer of assets (including, without limitation, facilities or real property) no longer used or useful or economically practicable to maintain in the conduct of the business of the Issuer and other Restricted Subsidiaries, (c) the sale, lease, sublease, conveyance, disposition or other transfer of assets necessary in order to comply with applicable law (including, without limitation, competition law applicable to an acquisition) or licensure requirements (as determined by the Issuer in good faith), (d) leases or subleases with respect to facilities that are temporarily not in use or pending their disposition and (e) the sale, lease, sublease, conveyance, disposition or other transfer of inventory or other assets determined by the Issuer to be no longer used, useful or necessary in the operation of the business of the Issuer and its Restricted Subsidiaries, including, in each of the above cases, to realize cost savings, synergies or complementarities with Permitted Businesses;
(6)    the sale or other disposition of Cash Equivalents;
(7)    a Restricted Payment that does not violate Section 4.07 or a Permitted Investment;
(8)    the licensing of intellectual property or other general intangibles to third persons on customary terms in the ordinary course of business;
(9)    the sale, lease, sublease, license, sublicense, consignment, conveyance or other disposition of inventory in the ordinary course of business, including accounts receivable in connection with the compromise, settlement or collection thereof;
(10)    any transfer of property or assets that is a surrender or waiver of a contract, regulatory or legal right or a settlement, surrender or release of a contract, regulatory, legal or tort claim;
(11)    dispositions of accounts receivable, Qualified Receivable Assets and other assets to a Receivables Entity in connection with a Qualified Receivables Transaction;
(12)    a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;
(13)    dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings or pursuant to supply chain or “reverse” factoring programs or similar arrangements established by a customer of the Issuer or any Restricted Subsidiary;
(14)    any sale of Equity Interests in, or other ownership interests in or assets or property, including Indebtedness, or other securities of, an Unrestricted Subsidiary;

(15)    (a) any exchange of assets (including a combination of assets and Cash Equivalents) for assets related to a Permitted Business of comparable or greater market value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer and (b) in the ordinary course of business, any swap of assets, or lease, assignment or sublease of any real or personal property, in exchange for services (including in connection with any outsourcing arrangements) of comparable or greater value or usefulness to the business of the Issuer and the Restricted Subsidiaries as a whole, as determined in good faith by the Issuer;
(16)    any sale, conveyance or other disposition of assets of any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, except to the extent that the proceeds thereof are distributed to the Issuer or a Wholly Owned Restricted Subsidiary;
(17)    any foreclosure or any similar action with respect to the property or other assets of the Issuer or any Restricted Subsidiary;
(18)    a Sale and Leaseback Transaction with respect to (a) any assets made subject to a Sale and Leaseback Transaction within 180 days of the acquisition of such assets, (b) any assets subject to a Sale and Leaseback Transaction in a Tax Incentive Transaction or (c) any other assets, to the extent the Net Proceeds of the Asset Sale (calculated as if such Sale and Leaseback Transaction were an Asset Sale) are applied in accordance with Section 4.10;
(19)    the creation of or realization on a Lien to the extent that the granting of such Lien was not in violation of Section 4.12;
(20)    dispositions of Investments in joint ventures, to the extent required by, or made pursuant to customary buy/sell arrangements between joint venture parties set forth in joint venture arrangements and similar binding agreements;
(21)    the settlement, unwinding or early termination of hedging, option, warrant or other derivative transactions (including, without limitation, with respect to Hedging Obligations or Permitted Convertible Notes Offerings); and
(22)    dispositions of Investments where such Investments were permitted under clause (23) of the definition of Permitted Investments.
Notwithstanding the foregoing, the Issuer may voluntarily treat any transaction otherwise exempt from the definition of “Asset Sale” pursuant to clauses (1) through (22) above as an “Asset Sale” by designating such transaction as an Asset Sale for purposes of this Indenture in an Officer’s Certificate delivered to the Trustee.
“Bankruptcy Law” means Title 11, U.S. Code, the BIA, the CCAA, the WURA or any similar federal, provincial or state law for the relief or bankruptcy of debtors.
“Below Investment Grade Rating Event” means that the Notes become rated below Baa3 (stable) by Moody’s or below BBB- (stable) by Standard & Poor’s (or, if either such entity ceases to rate the Notes for reasons outside of the control of the Issuer, below the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act, selected by the Issuer as a replacement agency ) on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60 day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of such rating agencies). In determining whether a Change of Control has occurred for purposes of this definition, clause (F) of the last paragraph of the definition of Change of Control shall be disregarded.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“BIA” means the Bankruptcy and Insolvency Act (Canada).
“Board of Directors” means:
(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
        Unless the context requires otherwise, the Board of Directors shall refer to the Board of Directors of the Issuer.
“Borrowing Base” means, as of any date, an amount equal to:
(1)    90% of the book value of all trade accounts receivable owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus
(2)    70% of the book value of all inventory owned by the Issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date;
provided that accounts receivable and inventory shall be calculated after giving pro forma effect to all Investments, acquisitions, dispositions, mergers, consolidations and disposed operations that have been made by the Issuer and its Restricted Subsidiaries prior to or substantially contemporaneous with the date of any calculation (and subsequent to the end of such most recent fiscal quarter), with such calculations made in good faith by a responsible financial or accounting officer of the Issuer.
“Business Day” means any day other than a Legal Holiday.
“Canadian Reports” has the meaning assigned to that term in Section 4.03(b) of this Indenture.
“Canadian Securities Legislation” means all applicable securities laws in each of the provinces and territories of Canada and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket orders, instruments, rulings and notices of the regulatory authorities in such provinces or territories, in effect from time to time.
“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a finance lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with Applicable Accounting Standards, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Cash Equivalents” means:
(1)    United States dollars and Canadian dollars or any other currency freely convertible into United States or Canadian dollars;
(2)    securities issued or directly and fully guaranteed or insured by the Canadian or United States government or any agency or instrumentality of the Canadian or United States government (provided that the full faith and credit of Canada or the

United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;
(3)    certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the ABL Credit Agreement or the Farm Credit Agreement or with any Canadian or United States commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;
(4)    repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;
(5)    commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within nine months after the date of acquisition;
(6)    securities issued by any state of the United States of America, any province of Canada or any political subdivision or any public instrumentality of any such state or province maturing within one year from the date of acquisition thereof and at the time of acquisition thereof, having one of the two highest ratings obtainable from either S&P or Moody’s;
(7)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and
(8)    local currencies held by the Issuer or any of its Restricted Subsidiaries, from time to time in the ordinary course of business and consistent with past practice.
“CCAA” means the Companies’ Creditors Arrangement Act (Canada).
“Change of Control” means the occurrence of any of the following:
(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act);
(2)    the adoption of a plan relating to the liquidation or dissolution of the Issuer (other than a plan of liquidation of the Issuer that is a liquidation for tax purposes only);
(3)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Issuer, measured by voting power rather than number of shares; or

(4)    the Issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Issuer outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such surviving or transferee Person (immediately after giving effect to such transaction).
Notwithstanding the foregoing: (A) any holding company whose only significant asset is Equity Interests of the Issuer or any of its direct or indirect parent companies shall not itself be considered a “person” or “group” for purposes of clause (2) above; (B) the transfer of assets between or among the Issuer and its Restricted Subsidiaries shall not itself constitute a Change of Control; (C) the term “Change of Control” shall not include a merger or consolidation of the Issuer with, or the sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the Issuer’s assets to, an Affiliate incorporated or organized solely for the purpose of reincorporating or reorganizing the Issuer in another jurisdiction and/or for the sole purpose of forming or collapsing a holding company structure; (D) a “person” or “group” shall not be deemed to have beneficial ownership of securities subject to a stock purchase agreement, merger agreement or similar agreement (or voting or option agreement related thereto) until the consummation of the transactions contemplated by such agreement; (E) a transaction in which the Issuer or any direct or indirect parent of the Issuer becomes a Subsidiary of another Person (other than a Person that is an individual, such Person that is not an individual, the “New Parent”) shall not constitute a Change of Control if (a) the shareholders of the Issuer or such parent immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding voting stock of such parent immediately following the consummation of such transaction or (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than the New Parent, “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Issuer or the New Parent; and (F) any of the events described above in clauses (1) through (4) shall not constitute a “Change of Control” after a Covenant Termination Event unless a Below Investment Grade Rating Event also occurs in connection therewith.
“Clearstream” means Clearstream Banking, S.A.
“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:
(1)    provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)    the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus
(3)    depreciation, amortization (including amortization of intangibles, deferred financing fees, debt incurrence costs, commissions, fees and expenses, but excluding amortization of prepaid cash expenses that were paid in a prior period), depletion and other non-cash expenses or charges (including any write-offs of debt issuance or deferred financing costs or fees and impairment charges and the impact on depreciation and amortization of purchase accounting, but excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses or charges were deducted in computing such Consolidated Net Income; plus
(4)    the amount of net loss resulting from the payment of any premiums, fees or similar amounts that are required to be paid under the terms of the instrument(s) governing any Indebtedness upon the repayment, prepayment or other extinguishment of such Indebtedness in accordance with the terms of such Indebtedness; plus
(5)    any impairment charges or asset write-offs, in each case pursuant to Applicable Accounting Standards, and the amortization of intangibles arising pursuant to Applicable Accounting Standards; plus
(6)    any fees and expenses, including deferred amortization and deferred financing costs, paid in connection with the Transactions; minus
(7)    non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with Applicable Accounting Standards.
Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the Issuer will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.
“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with Applicable Accounting Standards and without any reduction in respect of preferred stock dividends; provided that, to the extent included therein:
(1)    all extraordinary gains and losses and all gains and losses realized in connection with any sale or other disposition of assets outside of the ordinary course of business, the disposition of securities or the early extinguishment or repurchase of Indebtedness or Hedging Obligations, together with any related provision for taxes on any such gain, will be excluded;
(2)    the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be excluded, except to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;
(3)    the net income (or loss) of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders; provided that for purposes of determining Consolidated Cash Flow, the net income of any such Restricted Subsidiary that is a Guarantor will be included;
(4)    the cumulative effect of a change in accounting principles will be excluded;
(5)    any gains, losses, expenses or charges resulting from the settlement, unwinding or early termination of hedging, option, warrant or other derivative transactions (including, without limitation, with respect to Hedging Obligations or Permitted Convertible Notes Offerings) will be excluded;
(6)    any (a) non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or postemployment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) impairments, write-offs or write-downs of goodwill or other assets will be excluded;
(7)    any gain or loss for such period from currency translation gains or losses or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk entered in relation with Indebtedness) will be excluded;
(8)    any unrealized net after-tax income (loss) from Hedging Obligations or cash management Obligations and the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” or from other derivative instruments will be excluded;
(9)    any non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 “Debt — Debt with Conversion Options — Recognition” will be excluded;

(10)    any charges resulting from the application of Accounting Standards Codification Topic 805 “Business Combinations,” Accounting Standards Codification Topic 350 “Intangibles — Goodwill and Other,” Accounting Standards Codification Topic 360-10-35-15 “Impairment or Disposal of Long-Lived Assets,” Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity — Overall — Recognition” or Accounting Standards Codification Topic 820 “Fair Value Measurements and Disclosures” shall be excluded;
(11)    any charges resulting from amortization of actuarial gains and losses under Accounting Standards Codification Topic 715 “Compensation — Retirement Benefits” will be excluded;
(12)    any deferred financing costs and original issue discounts amortized or written off, any premiums and prepayment penalties, breakage costs, other related fees, expenses or reserves paid or recorded in connection with any acquisition, disposition, financing, refinancing or repayment, including the expensing of bridge, commitment and other financing costs, and any fees, expenses, charges or change in control payments related to such transactions (including any costs relating to auditing prior periods, any transition-related expenses, and transaction expenses incurred before, on or after the effective date of such transactions and costs and expenses after the effective date of such transactions related to the employment or transition of terminated employees) will be excluded;
(13)    any non-cash costs related to the termination of any employee benefit plan will be excluded;
(14)    any non-recurring or unusual charges, expenses, gains or losses will be excluded;
(15)    non-cash charges for deferred tax asset valuation allowances shall be excluded; and
(16)    any expenses or charges related to streamlining and restructuring activities (including related payroll, relocation and contract termination charges or expenses), facilities-exiting or facilities closure, idling or repurposing activities, business optimization activities, asset write-downs or write-offs, reductions in force, furloughs, severance, retention bonuses and professional fees related to any of the foregoing, will be excluded.
“Consolidated Total Debt” means, as of any date of determination, an amount, without duplication, equal to the aggregate principal amount of all outstanding Indebtedness of the Issuer and the Restricted Subsidiaries as of such date.
“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.01 or such other address as to which the Trustee may give notice to the Issuer.
“Credit Facilities” means one or more debt facilities or commercial paper facilities (including without limitation the credit facilities provided under the ABL Credit Agreement and the Farm Credit Agreement), in each case, with banks or other lenders or credit providers or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), bankers’ acceptances, letters of credit or issuances of senior secured notes, including any related notes, guarantees, collateral documents, instruments, documents and agreements executed in connection therewith and in each case, as amended, restated, modified, renewed, extended, supplemented, restructured, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including, in each case, by means of sales of debt securities to institutional investors) in whole or in part from time to time, in one or more instances and including any amendment increasing the amount of Indebtedness incurred or available to be borrowed thereunder, extending the maturity of any Indebtedness incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders), including into one or more separate instruments or facilities, in each case, whether any such amendment, restatement, modification, renewal, extension, supplement, restructuring, refunding, replacement or refinancing occurs simultaneously or not with the termination or repayment of a prior Credit Facility. Any agreement or instrument other than the ABL Credit Agreement or the Farm Credit Agreement, in each case, in effect on the Issue Date must be designated in a writing delivered to the Trustee by the Issuer as a “Credit Facility” for purposes of this Indenture in order to be a Credit Facility.
“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.
“Deemed Date” has the meaning assigned to that term in Section 4.09(e) of this Indenture.
“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate delivered to the Trustee, setting forth the basis of such valuation.
“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Issuer to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Issuer and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.
“Election Date” has the meaning assigned to that term in Section 4.07(e) of this Indenture.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.
“Event of Default” has the meaning assigned to that term in Section 6.01.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Existing Indebtedness” means all Indebtedness of the Issuer and its Subsidiaries (other than Indebtedness under the ABL Credit Agreement, the Farm Credit Agreement or the Québec Credit Agreement) in existence on the Issue Date, until such amounts are repaid.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by (unless otherwise provided in this Indenture) (i) if such Fair Market Value is less than $50.0 million, the Chief Financial Officer of the Issuer and (ii) if such Fair Market Value is $50.0 million or greater, the Board of Directors of the Issuer.
“Farm Credit Agreement” means the amended and restated credit agreement, dated as of October 28, 2019, among the Issuer and certain of the Issuer’s subsidiaries from time to time party thereto as borrowers and guarantors, the various lenders party thereto and American AgCredit, FLCA, as Administrative Agent, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities, receivables securitization facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds or eliminates Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders or investors. Any agreement or instrument other than the Farm Credit Agreement in effect on the Issue Date must be designated in a writing delivered to the Trustee by the Issuer as a “Farm Credit Agreement” for purposes of this Indenture in order to be a Farm Credit Agreement.
    “First Call Date” means March 1, 2023.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Issuer, to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period; provided that the pro forma calculation shall not give effect to any Indebtedness incurred on such Calculation Date (or any other subsequent date which would otherwise require that pro forma effect be given to such incurrence of Indebtedness) pursuant to the provisions of the definition of “Permitted Debt” (except that, when calculating the amount of Indebtedness that may be incurred under clause (1)(ii)(y) or clause (22) of such definition, the amount of Indebtedness incurred under such clause shall be included in such calculation of the amount of Indebtedness that may be incurred under such clause).
In addition, for purposes of calculating the Fixed Charge Coverage Ratio:
(1)    acquisitions, dispositions, discontinued operations or other operational changes that have been made by the specified Person or any of its Restricted Subsidiaries, including through Investments, mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including all related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect, in the good-faith judgment of the Chief Financial Officer of the Issuer, as if they had occurred on the first day of the four-quarter reference period, and such pro forma calculations may reflect operating expense reductions and other operating improvements or synergies expected to result from the applicable event based on actions to be taken within 18 months after the relevant event (to the extent set forth in an Officer’s Certificate in reasonable detail, including the cost and timing of such expense reductions or other operating improvements or synergies), in each case, net of all costs required to achieve such expense reduction or other operating improvement or synergy;
(2)    the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;
(3)    the Fixed Charges attributable to discontinued operations, as determined in accordance with Applicable Accounting Standards, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;
(4)    any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;
(5)    any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period;
(6)    if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months);
(7)    where a pro forma calculation (as described above) is required to be made with respect to a transaction, the Calculation Date for such pro forma calculation relating to such transaction may be, at the election of the Issuer, either (i) the time such transaction is completed or implemented or (ii) the time such transaction is approved by the Board of Directors or other appropriate governing authority of the Issuer; and
(8)    if any transaction or event would result in an adjustment to Consolidated Cash Flow of less than $5.0 million or an adjustment to Fixed Charges of less than $5.0 million, the Issuer may, in its discretion, not make such adjustment in connection with the calculation of the Fixed Charge Coverage Ratio.
For the avoidance of doubt, the foregoing calculation method shall apply in connection with the initial incurrence of Indebtedness and any classification or reclassification thereof in accordance with Section 4.09.
“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:
(1)    the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts, yield and other fees and charges (including interest) incurred in connection with any Qualified Receivables Transaction and, in the case of any of the foregoing, net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; provided that the amortization or write-off of deferred financing fees shall be excluded from Fixed Charges; plus

(2)    the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of the Issuer or preferred stock of any Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Issuer (other than Disqualified Stock) or to the Issuer or a Restricted Subsidiary of the Issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with Applicable Accounting Standards.
Notwithstanding the foregoing, any charges arising from (i) the application of Accounting Standards Codification Topic 480-10-25-4 “Distinguishing Liabilities from Equity—Overall—Recognition” to any series of preferred stock other than Disqualified Stock or (ii) the application of Accounting Standards Codification Topic 470-20 “Debt—Debt with Conversion Options—Recognition,” in each case, shall be disregarded in the calculation of Fixed Charges.
“Foreign Disposition” has the meaning assigned to that term in Section 4.10(m)(1) of this Indenture.
“Foreign Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is not a U.S. Subsidiary and any Subsidiary of such a Subsidiary, whether or not a U.S. Subsidiary.
“Global Note Legend” means the legend set forth in Section 2.06(f)(2), which is required to be placed on all Global Notes issued under this Indenture.
“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4) or 2.06(d).
“Government Obligations” means securities that are:
(1)    direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or
(2)    obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. government obligations or a specific payment of principal of or interest on any such U.S. government obligations held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S.

government obligations or the specific payment of principal of or interest on the U.S. government obligations evidenced by such depository receipt.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).
“Guarantors” means any Restricted Subsidiary of the Issuer that executes a Note Guarantee in accordance with the provisions of this Indenture, and their respective successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.
“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
(1)    agreements for the purpose of (i) fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of this Indenture to be outstanding; (ii) fixing or hedging currency exchange rate risk with respect to any currency exchanges; or (iii) fixing or hedging (A) Pension Obligation risk, (B) commodity price risk (including the price or cost of natural resources, energy, fuel, raw materials, emission, pollution, carbon, forest and other environmental permits and rights, manufactured products or related commodities) or (C) macroeconomic, regulatory or tariff risk; and
(2)    (a) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Holder” means a Person in whose name a Note is registered.
“IAI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
“IFRS” means the International Financial Reporting Standards, as promulgated by the International Accounting Standards Board (or any successor board or agency), as in effect on the date of, and as in effect from time to time after, the election, if any, by the Issuer to change Applicable Accounting Standards to IFRS; provided that IFRS shall not include any provision of such standards that would require a lease that would be classified as an operating lease under U.S. GAAP as in effect on the Issue Date to be classified as Indebtedness or a finance or capital lease; provided, further, that the Issuer may at any time elect by written notice to the Trustee to fix IFRS as in effect on the date specified in such notice and, upon any such notice, references herein to IFRS will thereafter be construed to mean for all purposes of this Indenture (other than for financial reporting purposes):
(a)    for periods beginning on and after the date specified in such notice, IFRS as in effect on the date specified in such notice; and
(b)    for prior periods, IFRS as in effect from time to time during such periods.
“Impediment to Net Proceeds Application” has the meaning assigned to that term in Section 4.10(m)(1) of this Indenture.
“Increased Amount” has the meaning assigned to that term in Section 4.12(c) of this Indenture.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing Capital Lease Obligations in respect of Sale and Leaseback Transactions;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed but excluding other accrued liabilities being contested in good faith by appropriate proceedings promptly instituted and diligently conducted; or
(6)    representing any Hedging Obligations,
if and to the extent any of the preceding items would appear as a liability upon a balance sheet (excluding the footnotes) of the specified Person prepared in accordance with Applicable Accounting Standards. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), except for any pledge of the Equity Interests of an Unrestricted Subsidiary as permitted by clause (20) of the definition of “Permitted Liens,” and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person as shall equal the lesser of (x) the Fair Market Value of such asset as of the date of determination or (y) the amount of such Indebtedness and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.
Notwithstanding the foregoing, the term “Indebtedness” will not include (a) in connection with the purchase by the Issuer or any of its Restricted Subsidiaries of any business, post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing unless such payments are required under Applicable Accounting Standards to appear as a liability on the balance sheet (excluding the footnotes); provided, however, that at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter; (b) contingent obligations incurred in the ordinary course of business and not in respect of borrowed money; (c) deferred or prepaid revenues; (d) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or (e) any effects of the application of Accounting Standards Codification Topic 815 “Derivatives and Hedging” that would increase or decrease the outstanding amount of Indebtedness due to accounting for any embedded derivatives created by the terms of such Indebtedness.
“Indenture” means this Indenture, as amended or supplemented from time to time.
“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
“Initial Notes” means the first $300.0 million aggregate principal amount of Notes issued under this Indenture on the Issue Date.
“Initial Purchasers” means BofA Securities, Inc. and the other initial purchasers named in the Offering Memorandum.
“Institutional Accredited Investor” means an institution that is an “accredited investor” pursuant to Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is also not a QIB.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (stable) (or the equivalent) by Moody’s and BBB- (stable) (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) extensions of credit to customers or advances, deposits or payment to or with suppliers, lessors or utilities or for workers’ compensation, in each case, that are incurred in the ordinary course of business and recorded as accounts receivable, prepaid expenses or deposits on the balance sheet of such Person prepared in accordance with Applicable Accounting Standards), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with Applicable Accounting Standards. The acquisition by the Issuer or any Restricted Subsidiary of the Issuer of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Issuer or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c). Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value but giving effect (without duplication) to all subsequent reductions in the amount of such Investment as a result of (x) the repayment or disposition thereof for cash, (y) the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued proportionately to the equity interest in such Unrestricted Subsidiary of the Issuer or such Restricted Subsidiary owning such Unrestricted Subsidiary at the time of such redesignation) at the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time of such redesignation or (z) at the time that a subsidiary that has been designated as having a “de minimis” value ceases to satisfy the requirements for such designation (valued proportionately to the equity interest in such subsidiary having “de minimis” value at the time such subsidiary ceases to satisfy the requirement for the designation as having “de minimis” value) at the Fair Market Value of the net assets of such “de minimis” subsidiary at the time it ceases to satisfy such requirements, in the case of clauses (x), (y) and (z), not to exceed the original amount, or Fair Market Value, of such Investment.
“Issue Date” means February 2, 2021.
“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
“Lien” means, with respect to any asset, any mortgage, hypothecation, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in; provided that in no event shall an operating lease, rights of set-off or netting arrangements in the ordinary course of business be deemed to constitute a Lien.
“Long-Term Capital Project” has the meaning assigned to that term in Section 4.10(c) of this Indenture.
“Moody’s” means Moody’s Investors Service, Inc. and its successors.
“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, any relocation expenses incurred as a result of the Asset Sale and taxes paid or payable as a result of the Asset Sale, after taking into account, without duplication, (1) any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale (other than Obligations in respect of the ABL Credit Agreement, the Indenture and Pari Passu Indebtedness) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with Applicable Accounting Standards, (2) any reserve or payment with respect to liabilities associated with such asset or assets and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including, without limitation, severance costs, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and (3) any cash escrows in connection with purchase price adjustments, reserves or indemnities (until released).
“Net Proceeds Offer” has the meaning assigned to that term in Section 4.10(d) of this Indenture.
“Non-U.S. Person” means a Person who is not a U.S. Person.
“Note Guarantee” means the Guarantee by each Guarantor of the Issuer’s obligations under this Indenture and the Notes on the terms set forth in Article 10.
“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes and any Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
“Offering Memorandum” means the Offering Memorandum, dated January 19, 2021, relating to the Initial Notes.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Chief Legal Officer, the Secretary, any Assistant Secretary or any Vice-President of such Person.
“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements of Section 12.04.

“Operating Lease” means any leases that would have been treated as operating leases under U.S. GAAP immediately prior to the adoption of ASC 842 (had such leases been in effect at such time).
“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.04. The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee. Such opinion may be subject to customary assumptions, exceptions and qualifications.
“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
“Pension Obligation” means any liability that would be classified as a “pension and other postretirement obligation” or under the equivalent line item under the Applicable Accounting Standards.
“Permitted Business” means (a) any business of the type engaged in by the Issuer or any of its Restricted Subsidiaries on the Issue Date (either directly or through joint ventures), (b) any business in the forest products, paper products, agricultural, energy and recycling industries (including, without limitation, the manufacturing and production of paper, tissue, packaging products, forest fiber, wood pulp, lumber and other construction products, and activities involving associated materials and byproducts thereof) and (c) any business or other activities that are reasonably similar, ancillary, incidental, synergistic, complementary or related thereto, or a reasonable extension, derivation, development, innovation or expansion of, any of the foregoing.
“Permitted Convertible Notes Offering” means any offering by the Issuer or any of the Restricted Subsidiaries after the Issue Date of unsecured convertible notes or debentures (including by means of being a co-obligor or guarantor of convertible notes or debentures issued by a direct or indirect parent of the Issuer); provided that such notes or debentures or guarantees are permitted to be incurred pursuant to Section 4.09.
“Permitted Debt” has the meaning assigned to that term in Section 4.09(b) of this Indenture.
“Permitted Hedging Obligations” means any Hedging Obligations that would constitute Permitted Debt pursuant to clause (9) of the definition of “Permitted Debt.”
“Permitted Investments” means:
(1)    any Investment in the Issuer or a Restricted Subsidiary;
(2)    any Investment in Cash Equivalents;
(3)    any Investment by the Issuer or any Restricted Subsidiary of the Issuer in a Person, if as a result of such Investment:

(a)    such Person becomes a Restricted Subsidiary of the Issuer; or
(b)    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary of the Issuer.
(4)    any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 or from a sale or other disposition of assets not constituting an Asset Sale;
(5)    any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Issuer;
(6)    any Investments received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Issuer or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (B) litigation, arbitration or other disputes;
(7)    Investments represented by Hedging Obligations;
(8)    loans and advances to officers, directors or employees (a) for business-related travel expenses, moving expenses and other similar expenses, including as part of a recruitment or retention plan, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer, (b) required by applicable laws and (c) other loans and advances not to exceed $5.0 million at any one time outstanding;
(9)    Investments in joint ventures or other Persons in an aggregate amount not to exceed, in any one fiscal year of the Issuer, $50.0 million, net of any return of or on any Investments made pursuant to this clause (9) received by the Issuer or any Restricted Subsidiary during such fiscal year; provided that (i) up to $50.0 million able to be invested pursuant to this clause (9) in any fiscal year and not so invested may be carried over to the next fiscal year; and (ii) any amount able to be invested in the next succeeding fiscal year may be carried backward to the current fiscal year, which amount carried backward may no longer be used in such future fiscal year;
(10)    repurchases of the Notes;
(11)    any Investment of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;

(12)    Guarantees otherwise permitted by the terms of this Indenture;
(13)    receivables owing to the Issuer or any of its Restricted Subsidiaries, prepaid expenses, and lease, utility, workers’ compensation, trade and other deposits, if created, acquired or entered into in the ordinary course of business;
(14)    payroll, business-related travel, and similar advances to cover matters that are expected at the time of such advances to be ultimately treated as expenses for accounting purposes and that are made in the ordinary course of business;
(15)    Investments resulting from the acquisition of a Person, otherwise permitted by this Indenture, which Investments at the time of such acquisition were held by the acquired Person;
(16)    reclassification of any Investment initially made in (or reclassified as) one form into another (such as from equity to loan or vice versa); provided in each case that the amount of such Investment is not increased thereby;
(17)    any Investment in any Subsidiary of the Issuer or any joint venture in the ordinary course of business in connection with intercompany cash management arrangements or related activities;
(18)    other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (18) that are at the time outstanding not to exceed the greater of (x) $200.0 million or (y) 5.0% of Total Assets, net of any return of or on such Investments received by the Issuer or any Restricted Subsidiary;
(19)    the acquisition by a Receivables Entity in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Entity to effect such Qualified Receivables Transaction and any other Investment by the Issuer or a Restricted Subsidiary in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction;
(20)    the pledge of the Equity Interests of an Unrestricted Subsidiary as security for Indebtedness that is permitted by clause (20) of the definition of “Permitted Liens”;
(21)    Investments in a Qualified IPO Entity in connection with a Qualified IPO; provided that, to the extent such Qualified IPO occurs, any net cash proceeds received by the Issuer or any of its Restricted Subsidiaries from the sale of equity securities of the Qualified IPO Entity in such Qualified IPO (or any subsequent sale of equity securities in the Qualified IPO Entity) are applied in accordance with this Indenture as if such net cash proceeds arose from an Asset Sale, and in which case, notwithstanding anything else in this Indenture, (i) such Investment shall be governed by the covenant under Section 4.07 and (ii) such sale of equity securities shall be governed by the covenant under Section 4.10 with respect to the application of the net cash proceeds therefrom, and (in each case) not by Article 5 or Section 4.14;
(22)    Investments in a Person engaged in a Permitted Business, having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (22) that are at the time outstanding not to exceed the greater of (x) $200.0 million or (y) 5.0% of Total Assets, net of any return of or on such Investments received by the Issuer or any Restricted Subsidiary; and
(23)    Investments in natural resources, energy, fuel, raw materials, emission, pollution, carbon, forest and other environmental permits, rights and credits, manufactured products or related commodities.
“Permitted Liens” means:
(1)    any Lien securing obligations under a Tax Incentive Transaction on the property subject thereto, so long as the related Indebtedness is permitted under clause (26) of the definition of “Permitted Debt”;
(2)    any Lien securing Indebtedness incurred under clause (1) of the definition of “Permitted Debt”;
(3)    Liens in favor of the Issuer or the Guarantors;
(4)    Liens on property or assets of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer or is merged with or into or consolidated with the Issuer or any Restricted Subsidiary of the Issuer (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds, distributions and products of the foregoing), whether such Liens were in existence prior to such Person becoming a Restricted Subsidiary or such merger or consolidation or were incurred in contemplation thereof; provided that such Liens do not extend to any assets other than those of the Person that becomes a Restricted Subsidiary of the Issuer or is merged into or consolidated with the Issuer or a Restricted Subsidiary of the Issuer (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds, distributions and products of the foregoing);
(5)    Liens on property or assets (including Capital Stock) existing at the time of acquisition of the property by the Issuer or any Restricted Subsidiary of the Issuer (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds, distributions and products of the foregoing), whether such Liens were in existence prior to such acquisition or were incurred in contemplation of such acquisition; provided that such Liens do not extend to any assets other than those acquired by the Issuer (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds, distributions and products of the foregoing);
(6)    Liens to secure the performance of tenders, completion guarantees, statutory obligations, surety, environmental or appeal bonds, bids, leases, government contracts, performance bonds or other obligations of a like nature incurred in the ordinary course of business;
(7)    Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (5) of the definition of “Permitted Debt” covering only the assets acquired with or financed by such Indebtedness (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds, distributions and products of the foregoing);
(8)    Liens existing on the Issue Date;
(9)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with Applicable Accounting Standards has been made therefor;
(10)    Liens consisting of carriers’, warehousemen’s, landlord’s and mechanics’, suppliers, materialmen’s, repairmen’s and similar Liens not securing Indebtedness or in favor of customs or revenue authorities or freight forwarders or handlers to secure payment of customs duties, in each case, incurred in the ordinary course of business;
(11)    any state of facts an accurate survey would disclose, public and private roads, timber cutting and hauling contracts, timber sales contracts, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
(12)    Liens on the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness or other obligations of such Restricted Subsidiary permitted by this Indenture;

(13)    Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture (other than the ABL Credit Agreement or the Farm Credit Agreement); provided, however, that the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds, distributions and products of the foregoing);
(14)    Liens on real property consisting of public and private roads, timber cutting and hauling contracts, timber sales contracts, prescriptive easements or adverse possession claims, minor encumbrances, easements or reservations of, or rights of others for, pursuant to any leases, licenses, rights-of-way or other similar agreements or arrangements, development, air or water rights, sewers, electric lines, telegraph and telephone lines and other utility lines, pipelines, service lines, railroad lines, improvements and structures located on, over or under any property, drains, drainage ditches, culverts, electric power or gas generating or co-generation, storage and transmission facilities and other similar purposes, zoning or other restrictions as to the use of real property or minor defects in title, which were not incurred to secure payment of Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of the Issuer and its Restricted Subsidiaries;
(15)    Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or guarantees provided by the Issuer or any Subsidiary of the Issuer;
(16)    Liens incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits, or casualty-liability insurance or self-insurance or securing letters of credit issued in the ordinary course of business;
(17)    judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made in conformity with Applicable Accounting Standards;
(18)    Liens on assets securing Permitted Hedging Obligations;
(19)    any interest or title of a lessor, licensor or sublicense under any operating lease, license or sublicense, as applicable;

(20)    Liens on the Equity Interests of an Unrestricted Subsidiary of the Issuer or of a Person that is not a Subsidiary of the Issuer securing Indebtedness of such Unrestricted Subsidiary or other Person if recourse to the Issuer and its Restricted Subsidiaries with respect to such Indebtedness is limited to such Equity Interests;
(21)    Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer or any Restricted Subsidiary thereof on deposit with or in possession of such bank;
(22)    any obligations or duties affecting any of the property of the Issuer or any of its Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license, or permit that do not impair the use of such property for the purposes for which it is held;
(23)    Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;
(24)    Liens with respect to so-called “greenbelt” or “buffer zone” properties;
(25)    leases and ground leases of underutilized or vacant properties of the Issuer or any of its Restricted Subsidiaries to third parties with which the Issuer or such Restricted Subsidiary has a production, co-production, operating or other arrangement or to third party providers of natural resources, energy, fuel, transportation services or raw materials in the ordinary course of business, provided such leases do not materially interfere with the operation of the business of the Issuer or any of its Restricted Subsidiaries or secure any Indebtedness;
(26)    Liens consisting of any law or governmental regulation or permit requiring the Issuer or any of its Restricted Subsidiaries to maintain certain facilities or perform certain acts as a condition of its occupancy of or interference with any public lands or any river or stream or navigable waters;
(27)    Liens on assets of Foreign Subsidiaries securing Indebtedness of such Foreign Subsidiaries that is permitted under Section 4.09;
(28)    Liens securing Indebtedness incurred under clause (2)(ii) of the definition of “Permitted Debt”;
(29)    Liens on the unearned premiums under the insurance policies permitted by clause (16) of the definition of “Permitted Debt” securing Indebtedness incurred pursuant to clause (16) of the definition of “Permitted Debt”;
(30)    any amounts held by a trustee in the funds and accounts under an indenture securing any revenue bonds issued for the benefit of the Issuer or any Restricted Subsidiary;

(31)    Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;
(32)    any netting or set-off arrangements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Issuer or any Restricted Subsidiary of the Issuer, including pursuant to any cash management agreement;
(33)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.09; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;
(34)    leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and other Liens incidental to the conduct of the business of the Issuer and its Restricted Subsidiaries that do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the Issuer’s and the Restricted Subsidiaries’ business taken as a whole;
(35)    Liens arising from UCC financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business or other precautionary UCC financing statement filings;
(36)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(37)    Liens on assets of the Issuer or a Receivables Entity incurred in connection with a Qualified Receivables Transaction;
(38)    Liens on any claims or refunds with respect to deposits for estimated customs duties (including, but not limited to, countervailing and/or anti-dumping duties), together with any deposit account which is established for holding such refunds (and no other amounts);
(39)    Liens not otherwise permitted hereunder securing Indebtedness in an aggregate principal amount not to exceed the greater of (x) $75.0 million and (y) 1.75% of Total Assets at any one time outstanding; and
(40)    Liens on Equity Interests of a joint venture securing Indebtedness of such joint venture;
provided, that upon the occurrence of a Covenant Termination Event: (a) clause (13) of the foregoing definition shall be deleted, and Liens incurred to refinance or replace other Permitted Liens, which new Liens do not extend to any assets or properties of the Issuer and its Restricted Subsidiaries other than the assets or properties (and additions, accessions, improvements and replacements and customary deposits in connection therewith and proceeds, distributions and products of the foregoing) that were subject to the Permitted Lien being replaced or refinanced, shall be Permitted Liens; (b) clauses (7) and (29) of the foregoing definition shall remain in effect as if the limitations in clause (5) and (16) (respectively) of the definition of “Permitted Debt” were still in effect; (c) clause (27) of the foregoing definition shall be deleted, and Liens on the assets of Foreign Subsidiaries securing Indebtedness of Foreign Subsidiaries shall be Permitted Liens; (d) clause (33) of the foregoing definition shall be deleted, and Liens deemed to exist in connection with Investments in repurchase agreements that do not extend to any assets other than those that are the subject of such repurchase agreements shall be Permitted Liens; (e) Liens existing on the date of such Covenant Termination Event shall be Permitted Liens; (f) clause (2) of the foregoing definition shall be deleted, and (g) other Liens securing Indebtedness which, at the time of the incurrence of such Lien, does not exceed 15% of Total Assets as shown on the most recent internal balance sheet of the Issuer prior to the incurrence of such Lien shall be Permitted Liens.
For the avoidance of doubt, where a Permitted Lien secures Indebtedness, Liens on the same assets subject to such Permitted Lien that secure Obligations related to any such Indebtedness shall also be permitted.
“Permitted Refinancing Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of the Issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:
(1)    the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness, any Increased Amount and the amount of all fees and expenses, including premiums, incurred in connection therewith);
(2)    such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;
(3)    if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and
(4)    Permitted Refinancing Indebtedness may not be incurred by a Person other than the Issuer or a Guarantor to renew, refund, refinance, replace, defease or discharge any Indebtedness of the Issuer or a Guarantor.
“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.
“QIB” means a “qualified institutional buyer” as defined in Rule 144A.
“QSPEs” means each of the following: (1) Calhoun Note Holdings AT LLC, (2) Calhoun Note Holdings TI LLC and (3) any other qualified special purpose entity created to facilitate the sale and/or the monetization of receivables from the sale of Timberlands.
“Qualified Equity Offering” means (i) a public or private equity offering of Capital Stock (other than Disqualified Stock and other than issuances solely to an Affiliate of the Issuer) of the Issuer or any direct or indirect parent company of the Issuer, of at least $50.0 million or (ii) a Qualified IPO; provided that, in the case of an offering or sale by a direct or indirect parent company of the Issuer, such parent company contributes to the capital of the Issuer the portion of the net cash proceeds of such offering or sale necessary to pay the aggregate Redemption Price (plus accrued interest to the redemption date) of the Notes to be redeemed pursuant to Section 5(c) of the Notes.
“Qualified IPO” means, with respect to a Qualified IPO Entity, (i) a bona-fide initial public offering, registered under the Securities Act, of at least 15% of the outstanding common equity securities of such Qualified IPO Entity, resulting in the listing of such common equity securities on a U.S. national stock exchange; and/or (ii) a bona-fide initial public offering in Canada of at least 15% of the outstanding common equity securities of such Qualified IPO Entity, resulting in the listing of such common equity securities on the Toronto Stock Exchange, the TSX Venture Exchange or any successor exchange.
“Qualified IPO Entity” means an entity (which shall be designated as an Unrestricted Subsidiary) holding or formed to hold assets and/or businesses of the Issuer and/or its Restricted Subsidiaries.
“Qualified Receivables Assets” means any of the following assets (or interests therein) from time to time originated, acquired or otherwise owned by the Issuer or any Restricted Subsidiary or in which the Issuer or any Restricted Subsidiary has any rights or interests, in each case, without regard to where such assets or interests are located: (1) franchise fee payments and other revenues related to franchise agreements, (2) royalty and other similar payments made related to the use of trade names and other intellectual property, business support, training and other services, (3) revenues related to distribution and merchandising of the products of the Issuer and the Restricted Subsidiaries, (4) rents, real estate taxes and other non-royalty amounts due from franchisees, (5) intellectual property rights relating to the generation of any of the foregoing types of assets, (6) parcels of or interests in real property, together with all easements, hereditaments and appurtenances thereto, all improvements and appurtenant fixtures and equipment, incidental to the ownership, lease or operation thereof, (7) any Equity Interests of any Receivables Entity or any Subsidiary of a Receivables Entity and any rights under any limited liability company agreement, trust agreement, shareholders agreement, organization or formation documents or other agreement entered into in furtherance of the organization of such entity, (8) any equipment, contractual rights with unaffiliated third parties, website domains and associated property and rights necessary for a Receivables Entity to operate in accordance with its stated purposes, (9) any rights and obligations associated with gift card or similar programs and (10) any other assets and property (or proceeds of such assets or property) to the extent customarily included in securitization transactions of the relevant type in the applicable jurisdictions (as determined by the Issuer in good faith).
“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Issuer, any of its Restricted Subsidiaries, any Receivables Entity or any of their respective Subsidiaries pursuant to which the Issuer, such Restricted Subsidiaries, such Receivables Entity or any of their respective Subsidiaries sells, conveys or otherwise transfers to a Receivables Entity or any other Person, and/or finances, securitizes or grants a security interest in, any accounts receivable (whether now existing or arising or acquired in the future) of the Issuer, its Restricted Subsidiaries or any of their respective Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other Qualified Receivables Assets.
“Québec Credit Agreement” means the credit agreement, dated as of November 6, 2020 (as further amended from time to time) between Resolute FP Canada Inc. and Investissement Québec, together with any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities, receivables securitization facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder, alters the maturity thereof or adds or eliminates Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender, group of lenders or investors. Any agreement or instrument other than the Québec Credit Agreement in effect on the Issue Date must be designated in a writing delivered to the Trustee by the Issuer as a “Québec Credit Agreement” for purposes of this Indenture in order to be a Québec Credit Agreement.
“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Notes for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” registered under Section 3(a)(62) the Exchange Act selected by the Issuer as a replacement agency for Moody’s or S&P, as the case may be.
“Receivables Entity” means a Subsidiary of the Issuer or any Restricted Subsidiary that engages in no activities other than in connection with a Qualified Receivables Transaction or the holding of other Receivables Entities and which is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Entity. Any such designation by the Board of Directors of the Issuer will be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.
“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.
“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.
“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
“Restricted Global Note” means a Global Note bearing the Private Placement Legend.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.
“Rule 144” means Rule 144 promulgated under the Securities Act.
“Rule 144A” means Rule 144A promulgated under the Securities Act.
“Rule 903” means Rule 903 promulgated under the Securities Act.
“Rule 904” means Rule 904 promulgated under the Securities Act.
“S&P” means Standard & Poor’s Rating Services and its successors.
“Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Signature Law” has the meaning assigned to that term in Section 12.11 of this Indenture.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date; provided that in no event will any Restricted Subsidiary that, together with its consolidated Restricted Subsidiaries, accounts for less than 5.0% of the consolidated revenue of the Issuer, for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available, be considered a Significant Subsidiary.
“SpinCo” has the meaning assigned to that term in Section 5.01(a)(4)(c) of this Indenture.
“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Issuer or any Subsidiary of the Issuer that the Issuer has determined in good faith to be customary in a Qualified Receivables Transaction including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any receivables repurchase obligation will be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Subsidiary” means, with respect to any specified Person:
(1)     any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or Trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and
(2)    any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof) to the extent such partnership is included in the consolidated financial statements of such Person;
provided, however, that notwithstanding the foregoing, “Subsidiary” shall not include direct or indirect subsidiaries of the Issuer that have a “de minimis” value as described below and are designated by the Board of Directors of the Issuer as having a “de minimis” value. A Subsidiary may be designated as having a “de minimis” value if both the following conditions are met: (i) its market value is less than 0.25% of the consolidated total assets of the Issuer and its subsidiaries (as determined in accordance with Applicable Accounting Standards) as of the most recently completed fiscal quarter for which internal financial statements are available (it being understood that a negative value shall be deemed to comply with the foregoing clause) and (ii) the aggregate market value of subsidiaries which, at the time of such proposed subsidiary designation, have been designated as having and continue to have “de minimis” value, including the subsidiary to be designated, is less than 0.50% of the consolidated total assets of the Issuer and its subsidiaries (as determined in accordance with Applicable Accounting Standards) as of the most recently completed fiscal quarter for which internal financial statements are available. For purposes of the foregoing sentence, “market value” shall be determined in good faith by the Board of Directors of the Issuer, which determination may be based on the valuation opinion of a reputable investment bank, valuation firm or accounting firm. At any time that a subsidiary that has been designated as having a “de minimis” value is determined to have ceased to satisfy the requirements for such designation, such subsidiary shall, within 20 Business Days of such determination, again be a Subsidiary.
“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
“Tax Incentive Transaction” means any arrangement between any Subsidiary of the Issuer and a development authority or other similar governmental authority or entity for the purpose of providing property tax incentives to such Subsidiary structured as a Sale and Leaseback Transaction whereby the development authority (i) acquires property from or on behalf of such Subsidiary, (ii) leases such property back to such Subsidiary, (iii) if and to the extent the development authority issues the bonds to finance such acquisition, 100% of such bonds are purchased and held by the Issuer or a Wholly Owned Subsidiary of the Issuer, (iv) the rental payments on the lease (disregarding any amount that is concurrently repaid to the Issuer or a Subsidiary in the form of debt service on any bonds or otherwise) does not exceed amounts such Subsidiary would have paid in taxes and other amounts had the Sale and Leaseback Transaction not occurred and (v) the Issuer or such Subsidiary has the option to terminate its lease and reacquire the property for nominal consideration (disregarding any additional consideration that is concurrently repaid to the Issuer or a Subsidiary in the form of repayment of any bonds or otherwise) at any time; provided that if at any time any of the foregoing conditions shall cease to be satisfied, such transaction shall cease to be a Tax Incentive Transaction.
“Timberlands” means any real property of the Issuer or any Restricted Subsidiary which contains standing timber which is (or upon completion of a growth cycle then in process is expected to become) of a commercial quantity and of merchantable quality, excluding, however, any such real property which at the time of determination is held primarily for development or sale, and not primarily for the production of any lumber or other timber products.
“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries, as shown on the most recent internal balance sheet of the Issuer, excluding deferred income tax assets, prepared on a consolidated basis (excluding Unrestricted Subsidiaries) in accordance with Applicable Accounting Standards with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Total Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Debt on the date of determination to (b) Consolidated Cash Flow of the Issuer and its Restricted Subsidiaries for the most recently ended four full fiscal quarters for which internal financial statements are available, in each case with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
“Transactions” means, collectively, the initial issuance of the Notes and the application of the net proceeds thereof in the manner set forth in the Offering Memorandum.

“Treasury Rate” means the rate per annum equal to the yield to maturity at the time of computation of United States Treasury securities with a constant maturity most nearly equal to the period from such date of redemption to the First Call Date; provided that if the period from such date of redemption to the First Call Date is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from such date of redemption to the First Call Date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
“Trustee” means Wells Fargo Bank, National Association until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
“Unrestricted Subsidiary” means (a) the QSPEs, (b) Resolute FP Sub 1 Inc., (c) Serres Toundra Inc. (to the extent it is a Subsidiary of the Issuer), and (d) any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as an Unrestricted Subsidiary pursuant to Section 4.17 and (d) any Subsidiary of an Unrestricted Subsidiary.
“U.S. GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies); provided that the Issuer may at any time elect by written notice to the Trustee to fix U.S. GAAP as in effect on the date specified in such notice and, upon any such notice, references herein to U.S. GAAP will thereafter be construed to mean for all purposes of this Indenture (other than for financial reporting purposes):
(a)    for periods beginning on and after the date specified in such notice, U.S. GAAP as in effect on the date specified in such notice; and
(b)    for prior periods, U.S. GAAP as in effect from time to time during such periods.
“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.
“U.S. Reports” has the meaning assigned to that term in Section 4.03(a) of this Indenture.

“U.S. Subsidiary” means, with respect to any Person, any Subsidiary of such Person that is organized or existing under the laws of the United States, any state thereof, or the District of Columbia.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
(1)    the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by
(2)    the then outstanding principal amount of such Indebtedness.
“Wholly Owned Restricted Subsidiary” of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person.
“Wholly Owned Subsidiary” of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.
“WURA” means the Wind-Up and Restructuring Act (Canada).
Section 1.02    Other Definitions

Term	Section
$	Preamble
Affiliate Transaction	4.11(a)
Aggregate Payments	10.01(e)
Authentication Order	2.02
Change of Control Offer	4.14(a)
Change of Control Payment	4.14(a)
Change of Control Payment Date	4.14(a)(2)
Contributing Guarantors	10.01(e)
Covenant Defeasance	8.03
Covenant Termination Event	4.15
dollars	Preamble
DTC	2.03
Event of Default	6.01

Excess Proceeds	4.10(d)
Fair Share	10.01(e)
Fair Share Contribution Amount	10.01(e)
Funding Guarantor	10.01(e)
incur	4.09(a)
Initial Lien	4.12(a)
Issuer	Preamble
Legal Defeasance	8.02
Net Proceeds Offer	4.10(d)
Notes	Recitals
Offer Amount	4.10(e)
Offer Period	4.10(e)
Pari Passu Indebtedness	4.10(d)
Paying Agent	2.03
Payment Default	6.01(5)(i)
Permitted Debt	4.09(b)
Purchase Date	4.10(e)
Registrar	2.03
Restricted Payments	4.07(a)(4)
Trustee	Preamble
Section 1.03    Incorporation by Reference of Trust Indenture Act.    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. Unless specifically referred to herein, the TIA shall not apply to this Indenture except to the extent required by law.
The interpretation of terms used in this Indenture that are not otherwise defined and are used or defined in the TIA shall not be influenced by the meanings ascribed to them by the TIA.

Section 1.04    Rules of Construction. Unless the context otherwise requires:
(1)    a term has the meaning assigned to it;
(2)    an accounting term not otherwise defined has the meaning assigned to it in accordance with U.S. GAAP;
(3)    “or” is not exclusive;
(4)    words in the singular include the plural, and in the plural include the singular;
(5)    “will” shall be interpreted to express a command;
(6)    provisions apply to successive events and transactions;

(7)    references to sections of or rules or forms under the Securities Act, the Exchange Act, or the TIA will be deemed to include substitute, replacement or successor sections or rules or forms adopted by the SEC from time to time;
(8)    references to laws, statutes and accounting standards and interpretations shall be deemed to refer to successor laws, statutes and accounting standards and interpretations thereto; and
(9)    For the avoidance of doubt, the term “all or substantially all,” as used herein shall not be read to mean “any” of the assets of the Issuer or the Guarantors due to qualitative factors, including as a result of the Issuer or the relevant Guarantor being in the “zone of insolvency”; and
(10)    Indebtedness shall not be deemed to be “subordinated” to other Indebtedness due to such Indebtedness being unsecured or secured by collateral by liens of lower priority to such other Indebtedness.
ARTICLE 2

THE NOTES
Section 2.01    Form and Dating
(a)    General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture (or any indenture supplemental hereto), expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
(b)    Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.
Section 2.02    Execution and Authentication. At least one Officer must sign the Notes for the Issuer by manual or facsimile signature.
If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.
A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.
The Trustee will, upon receipt of a written order of the Issuer signed by an Officer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07.
The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.03    Registrar and Paying Agent. The Issuer will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Affiliates may not act as Paying Agent or Registrar.
The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes and the Trustee hereby agrees so to initially act.
Section 2.04    Paying Agent to Hold Money in Trust. The Issuer will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal and premium, if any, or interest on the Notes, and will notify the Trustee in writing of any default by the Issuer in making any such payment. While any such default continues, the

Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent will have no further liability for the money.
Section 2.05    Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Issuer will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes.
Section 2.06    Transfer and Exchange.
(a)    Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:
(1)    the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 90 days after the date of such notice from the Depositary;
(2)    the Issuer in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee; or
(3)    there has occurred and is continuing an Event of Default with respect to the Notes and the Holder so requests.
Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) and (c).
(b)    Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph

(1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
(1)    Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).
(2)    All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:
(i)    both:
(A)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(B)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or
(ii)    both:
(A)    a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and
(B)    instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.
Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h).

(3)    Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:
(i)    if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;
(ii)    if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and
(iii)    if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(4)    Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:
(i)    the Registrar receives the following:
(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof, or
(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (i), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; and

(ii)    the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each to the effect that the transfer of Restricted Notes to Unrestricted Notes complies with the Securities Act.
If any such transfer is effected pursuant to subparagraph (i)(A) or (i)(B) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (i)(A) or (i)(B) above.
Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
(c)    Transfer or Exchange of Beneficial Interests for Definitive Notes.
(1)    Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
(i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
(ii)    if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(iii)    if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(iv)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(v)    if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(vi)    if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or
(vii)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
(2)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:
(i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
(ii)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof; and
if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h), and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.
(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.
(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
(i)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
(ii)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;
(iii)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;
(iv)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;
(v)    if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
(vi)    if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(vii)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Note, in the case of clause (ii) above, the 144A Global Note, in the case of clause (iii) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.
(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:
(i)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
(ii)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof, and, if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
Upon satisfaction of the conditions of this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.
(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.
Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to this clause (3) at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).
(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
(i)    if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof,
(ii)    if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof, and
(iii)    if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.
(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:
(i)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or (ii) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;
(ii)    and if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
(f)    Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.
(1)    Private Placement Legend.
(i)    Except as permitted by subparagraph (ii) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN

ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/ OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. [IN THE CASE OF REGULATION S NOTES: BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.
UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE [INSERT DATE THAT IS 4 MONTHS AND A DAY AFTER DISTRIBUTION DATE].
(ii)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.
(2)    Global Note Legend. Each Global Note will bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
(g)    Original Issue Discount Legend. Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. federal income tax purposes as determined by the Issuer shall also bear the following legend on the face thereof:
“THE NOTES HAVE BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST ADDRESSED TO SECRETARY, RESOLUTE FOREST PRODUCTS INC., 111 ROBERT-BOURASSA BLVD., SUITE 5000, MONTREAL, QUEBEC, CANADA H3C 2M1, THE ISSUER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THE NOTES THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTES, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTES AND (3) THE YIELD TO MATURITY OF THE NOTES.”
(h)    Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
(i)    General Provisions Relating to Transfers and Exchanges.
(1)    To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.
(2)    No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Article 3 and Sections 4.10, 4.14 and 9.04).
(3)    The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
(5)    Neither the Registrar nor the Issuer will be required:
(i)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or
(ii)    to register the transfer of or to exchange a Note for a period of fifteen days before a selection of Notes to be redeemed.
(6)    Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
(7)    The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.
(8)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)    To the extent that any Notes are issued at a discount to their stated redemption price at maturity and bear the legend required by Section 2.06(g), each group of Notes bearing a given amount of original issue discount shall be treated as a separate series only for purposes of the transfer and exchange provisions of this Section 2.06 and may trade under a separate CUSIP number.
(10)    The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer.
(11)    The transferor of any Security shall provide or cause to be provided to the Trustee all information reasonably requested by the Trustee to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
(12)    In connection with any proposed exchange of Securities in definitive form for a Global Security, the Issuer or the Depository shall be required to provide or cause to be provided to the Trustee all information necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Section 6045 of the Code. The Trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.
(13)    For certain payments made in connection with these Notes, the Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the United States Internal Revenue Code of 1986, as amended (the “Code”). The Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this transaction shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee prior to closing, and shall promptly update any such form to the extent such form expires or becomes inaccurate in any respect because of a change in circumstances. The Trustee shall have the right to request from any party or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Code. To the extent any such forms required to be delivered are not provided prior to or by the time the related payment is required to be made or are determined by the Trustee to be incomplete and/or inaccurate in any respect, the Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payment.
Section 2.07    Replacement Notes. If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses in replacing a Note.
Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08    Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.
If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.
If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.
If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.
Section 2.09    Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Subsidiaries, or by any Person directly or indirectly controlled by the Issuer or any of its Subsidiaries, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.
Section 2.10    Temporary Notes. Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.
Holders of temporary Notes will be entitled to all of the benefits of this Indenture.
Section 2.11    Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the

Exchange Act). Certification of the destruction of all canceled Notes will be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12    Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01. The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.
ARTICLE 3
REDEMPTION

Section 3.01    Optional Redemption. The Notes may be redeemed, in whole, or from time to time in part, subject to the conditions and at the redemption prices set forth in Section 5 of the form of Note set forth in Exhibit A hereto.
Section 3.02    Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee, Registrar and each Paying Agent in writing of (i) the Section of this Indenture and the Notes pursuant to which the redemption shall occur (including the relevant provision of the Notes), (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least five Business Days before a redemption notice is required to be provided to each Holder of the Note pursuant to Section 3.04 or in connection with a satisfaction or discharge pursuant to Article 11, unless a shorter period is acceptable to the Trustee. Such notice shall be accompanied by an Officer’s Certificate and Opinion of Counsel from the Issuer to the effect that such redemption will comply with the conditions herein, as well as such notice required to be delivered under Section 3.04 below. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 15 days after the date of notice to the Trustee. Any such notice pursuant to Section 3.01 may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.
Section 3.03    Selection of Notes to Be Redeemed. Selection of Notes for redemption will be made by the Registrar on a pro rata basis by lot to the extent practicable; provided that no Notes of $2,000 principal amount or less shall be redeemed in part.
Notwithstanding anything else contained in this Section 3.03, the parties acknowledge and agree that any partial redemption of a Global Note will be made by the Depository among the Beneficial Owners in accordance with the rules and regulations of the Depository and that the

Trustee shall have no liability in connection with the selection of Beneficial Owners whose interest in the Global Security will be redeemed or any other actions taken by the Depository in connection therewith, and by accepting the Notes, the Holders shall waive and release any and all such liability.
Section 3.04    Notice of Redemption.
(a)    At least 15 days but not more than 60 days before a redemption date pursuant to Section 3.01, the Issuer shall mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Notes are to be redeemed.
Any such notice shall identify the Notes to be redeemed and shall state:
(b)    the redemption date;
(c)    the redemption price and the amount of accrued interest to the redemption date;
(d)    the name and address of the Paying Agent;
(e)    the provision of the Notes or this Indenture pursuant to which the redemption is occurring;
(f)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
(g)    if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;
(h)    if the redemption is subject to conditions precedent, a description of such conditions precedent and any terms pursuant to Section 3.05(b);
(i)    that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
(j)    the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed; and
(k)    that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes.
At the Issuer’s request, the Registrar and each Paying Agent shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the

Registrar and each Paying Agent with the information required by this Section 3.04 at least two Business Days prior to the date such notice is to be provided to Holders in the final form such notice is to be delivered to Holders.

Section 3.05    Effect of Notice of Redemption.
(a)     Once notice of redemption is mailed in accordance with Section 3.04, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except as provided in the Section 3.05(b). Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice; provided, however, that if the redemption date is after a regular Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
(b)     Notwithstanding the foregoing, any notice of redemption may be given prior to the redemption of any Notes, and any such redemption or notice may, at the Issuer’s discretion, in whole or in part, be subject to one or more conditions precedent, including, but not limited to, completion of a Qualified Equity Offering, Qualified IPO or other transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice may, at the option of the Issuer, state that, in the Issuer’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied or waived, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied or waived by the redemption date, or by the redemption date so delayed; provided, however, that the Issuer shall provide written notice to the Trustee no later than 10:00 a.m. New York City time on such redemption date, if any such conditions have not been satisfied or waived at that time, stating that such condition has not been satisfied or waived, the notice of redemption is rescinded or delayed and the redemption shall not occur or shall be delayed.
Section 3.06    Deposit of Redemption Price. Prior to 11:00 a.m. New York City time on each redemption date, the Issuer shall deposit with the Paying Agent funds sufficient to pay the redemption price of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Issuer any amount so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article 7.
Unless the Issuer fails to comply with the preceding paragraph and defaults in the payment of such redemption price, interest on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.
Section 3.07    Notes Redeemed in Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note in principal amount equal to the unredeemed portion of the Note being redeemed or purchased in part in the name of the Holder thereof.

ARTICLE 4
COVENANTS

Section 4.01    Payment of Notes. The Issuer will pay or cause to be paid the principal of and premium, if any, and interest on, the Notes on the dates and in the manner provided in the Notes. Principal and premium, if any, will be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 11:00 a.m. Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal and premium, if any, and interest then due.
The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the lesser of the then applicable interest rate on the Notes and the maximum rate permitted by applicable law; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02    Maintenance of Office or Agency. The Issuer will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.
Section 4.03    Reports.
(a)    Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, except as otherwise provided under this Section 4.03, the Issuer will furnish to the Trustee the following information under this clause (a) (the “U.S. Reports”):
(1)    all annual financial information that would be required to be contained in a filing with the SEC on Form 10-K if the Issuer were required to file such report including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) audited financial statements prepared in accordance with Applicable Accounting Standards and (C) a presentation of EBITDA and Adjusted EBITDA consistent with the presentations thereof in the Offering Memorandum, within the time period required for filing such form as specified in the SEC’s rules and regulations assuming the Issuer was a “non-accelerated filer” (as defined under the SEC’s rules and regulations, or any successor term that provides an entity with the greatest time period for filing periodic reports with the SEC) plus five business days;
(2)    all quarterly financial information that would be required to be contained in a filing with the SEC on Form 10-Q if the Issuer were required to file such report including (A) “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” (B) unaudited quarterly financial statements prepared in accordance with Applicable Accounting Standards and reviewed pursuant to Statement on Auditing Standards No. 100 of the American Institute of Certified Public Accountants (or similar standard) and (C) a presentation of EBITDA and Adjusted EBITDA consistent with the presentation thereof in the Offering Memorandum, within 15 days after the time period required for filing such form as specified in the SEC’s rules and regulations assuming the Issuer were a “non-accelerated filer” (as defined under the SEC’s rules and regulations, or any successor term that provides an entity with the greatest time period for filing periodic reports with the SEC) plus five business days; and
(3)    within five business days after the occurrence of each event that would have been required to be reported in a current report on Form 8-K under the Exchange Act pursuant to Item 1.01 (Entry into a Material Definitive Agreement), Item 1.02 (Termination of a Material Definitive Agreement), Item 1.03 (Bankruptcy or Receivership), Item 2.01 (Completion of Acquisition or Disposition of Assets), Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant), Item 2.04 (Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement), Item 2.05 (Costs Associated with Exit or Disposal Activities), Item 2.06 (Material Impairments), Item 3.03 (Material Modifications to Rights of Security Holders), Item 4.01 (Changes in Registrant’s Certifying Accountant), Item 4.02 (Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review), Item 5.01 (Changes in Control of Registrant), Item 5.02 (Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers) (other than pursuant to Item 5.02(e)), Item 5.03 (Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year) and Item 9.01 (Financial Statements and Exhibits, but only with respect to financial statements and pro forma financial information relating to transactions required to be reported pursuant to Item 2.01) if the Issuer had been a reporting company under the Exchange Act, reports containing substantially all of the information that would have been required to be contained in such items if the Issuer had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the chief financial officer or principal financial or accounting officer of the Issuer determines in its good faith judgment that such event is not material to holders of the Notes or the business, assets, operations, financial position or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole; provided further that no such current report will be required to be furnished with respect to any Unrestricted Subsidiary of the Issuer to the extent furnishing such report would violate any law or contractual obligation applicable to such Unrestricted Subsidiary; provided further that no such current report shall be required to include as an exhibit, or to include a summary of the terms of, any employment or compensatory arrangement agreement, plan or understanding between the Issuer (or any of its Subsidiaries) and any director, manager or executive officer, of the Issuer (or any of its Subsidiaries); provided further that in no event shall such current reports be required to include as an exhibit copies of any agreements, financial statements or other items that would be required to be filed as exhibits to a current report on Form 8-K except for (x) agreements evidencing material Indebtedness and (y) historical and pro forma financial statements to the extent reasonably available and, in any case with respect to pro forma financial statements, to include only pro forma revenues, Consolidated EBITDA and capital expenditures in lieu thereof and only to the extent material to the business, assets, operations, financial position or prospects of the Issuer and its Restricted Subsidiaries, taken as a whole.
Notwithstanding the foregoing, the reports referred to in clauses (1), (2) and (3) above (A) will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K or Regulation G (with respect to any non-GAAP financial measures contained therein), (B) will not be required to contain the separate financial information for Guarantors or Subsidiaries whose securities are pledged to secure the Notes contemplated by Rule 3-05, Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (C) will not be required to contain information required by Item 601 of Regulation S-K, and (D) will not be required to include the schedules identified in Section 5-04 of Regulation S-X under the Securities Act.
If, at any time, the Notes are guaranteed by a direct or indirect parent of the Issuer, and such parent has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, if applicable, and has filed with the SEC the reports described above with respect to such direct or indirect parent (including any financial information required by Regulation S-X under the Exchange Act), as applicable, the Issuer shall be deemed to have complied with the provisions of this covenant.
(b)    Notwithstanding Section 4.03(a), if the Issuer redomiciles to Canada or a subdivision thereof, the Issuer may elect, in its sole and absolute discretion, to comply with this Section 4.03(b) in lieu of complying with 4.03(a). For so long as any Notes are outstanding, the Issuer will furnish the following information under this clause (b) (the “Canadian Reports”):
(1)    on or prior to the later of (A) 90 days after the end of each fiscal year of the Issuer or (B) the date on which the Issuer is required to file (after giving effect to any available extension or exemptive relief) such information pursuant to Canadian Securities Legislation, the annual “Management’s Discussion & Analysis” and audited financial statements in respect of such fiscal year that the Issuer would be required to file as a reporting issuer under Canadian Securities Legislation and a presentation of EBITDA and Adjusted EBITDA consistent with the presentation thereof in the Offering Memorandum;
(2)    on or prior to the later of (A) 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Issuer or (B) the date on which the Issuer is required to file (after giving effect to any available extension or exemptive relief) such information pursuant to Canadian Securities Legislation, the quarterly “Management’s Discussion & Analysis” and unaudited quarterly financial statements in respect of the relevant interim period that the Issuer would be required to file as a reporting issuer under Canadian

Securities Legislation and a presentation of EBITDA and Adjusted EBITDA consistent with the presentation thereof in the Offering Memorandum; and
(3)    if the Issuer is a reporting issuer under Canadian Securities Legislation, on or prior to the later of the tenth business day (after giving effect to any available extension or exemptive relief) following the events giving rise to the requirements for the Issuer to file a material change report pursuant to Canadian Securities Legislation, such material change report (other than any material change report that the Issuer is permitted to treat as a confidential material change report under Canadian Securities Legislation).
If, at any time, the Notes are guaranteed by a direct or indirect parent of the Issuer, and such parent has complied with the reporting requirements of the Canadian Securities Legislation, and has filed pursuant to the Canadian Securities Legislation the reports described above with respect to such direct or indirect parent (including any financial information required by the Canadian Securities Legislation), as applicable, the Issuer shall be deemed to have complied with the provisions of this covenant.
(c)    For so long as any Notes remain outstanding, if at any time they are not required to file with the SEC the reports required by paragraph (a) of this Section 4.03, the Issuer and the Guarantors will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
(d)    The Issuer shall
(1)    furnish U.S. Reports or Canadian Reports (collectively, “Reports”) electronically to the Trustee; and
(2)    make the Reports available to any Holder of the Notes by posting such Reports on IntraLinks or a comparable password protected online data system, and, upon request, shall make such information and reports (and any necessary password or other login information, if applicable) readily available to any prospective investor, any securities analyst or any market maker in the Notes by posting such Reports on IntraLinks or a comparable password protected online data system; provided, however, the Issuer may deny access to any competitively-sensitive information otherwise to be provided hereto to any such Holder, prospective investor, security analyst or market maker that is a competitor of the Issuer and its Subsidiaries or to the extent that the Issuer determines in good faith that the provision of such information to such Person would be competitively harmful to the Issuer and its Subsidiaries; provided, further, that Holders, prospective investors, security analysts or market makers shall agree to (i) treat all such reports (and the information contained therein) and information as confidential, (ii) not use such reports and the information contained therein for any purpose other than their investment or potential investment in the Notes and (iii) not publicly disclose any such reports (and the information contained therein).
(e)    The Issuer shall, for so long as any Notes remain outstanding, use commercially reasonable efforts to hold and participate in quarterly conference calls with the Holders and securities analysts to discuss such financial information no later than ten business days after distribution of financial information referred to in Sections 4.03(a)(1) and (2) or

Sections 4.03(b)(1) and (2), as the case may be. No fewer than three business days prior to the date of the conference call required to be held in accordance with this paragraph, the Issuer shall make available on the aforementioned IntraLinks or comparable password protected online data system, information announcing the time and date of such conference call and either including all information necessary to access the call or directing holders of the Notes, prospective investors, broker-dealers and securities analysts to contact the appropriate person at the Issuer to obtain such information (collectively, “Quarterly Call Information”). If the Issuer holds and participates in quarterly conference calls to discuss its results of operations pursuant to SEC or Canadian rules and regulations, as the case may be, it shall be deemed to have satisfied the requirements of this clause (e).
(f)    The filing or furnishing (as the case may be) by the Issuer of U.S. Reports or related Quarterly Call Information with the SEC on its EDGAR system (or a similar system) or of Canadian Reports or related Quarterly Call Information on SEDAR (or a similar system), in each case, in compliance with the relevant deadlines therefor (including any late filing allowances thereunder) shall be sufficient to comply with the requirements of the foregoing Section 4.03(d) or Section 4.03(e), as the case may be, and the requirement to furnish such Reports and Quarterly Call Information.
(g)    At any time that any of the Issuer’s Subsidiaries are Unrestricted Subsidiaries, then the Reports with respect to quarterly and annual fiscal periods will include a reasonably detailed presentation in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” MD&A or other comparable section, of the total assets, net income and Adjusted EBITDA (which presentation may be consistent with that presented by the Issuer or its direct or indirect parent in its earnings press releases) for the Issuer and its Restricted Subsidiaries on one hand, and for the Unrestricted Subsidiaries of the Issuer, on the other hand; provided, however, that such reasonably detailed presentation shall not be required if the Total Assets of all Unrestricted Subsidiaries are less than 15.0% of the Issuer’s Total Assets.
(h)    In the event that any parent of the Issuer is or becomes a Guarantor of the Notes, the Issuer may satisfy its obligations under this covenant with respect to financial information relating to the Issuer required in Reports by furnishing financial information relating to such parent, provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent and any of its Subsidiaries other than the Issuer and its Subsidiaries, on the one hand, and the information relating to the Issuer, the Guarantors and the other Subsidiaries of the Issuer on a stand-alone basis, on the other hand.
(i)    The Trustee shall have no obligation whatsoever to determine whether or not such information, documents, Reports or Quarterly Call Information have been filed or furnished with the EDGAR system (or similar system), SEDAR (or similar system) or whether or not conference calls required by Section 4.03(e) above have occurred.
(j)    Notwithstanding anything herein to the contrary, the Issuer will not be deemed to have failed to comply with this Section 4.03 for the purposes of Section 6.01(4) until 120 days after the proper notice under such clause (4) has been provided.

(k)    For the avoidance of doubt, a Default or an Event of Default resulting from a failure to provide any report required by this Section 4.03 shall be cured upon the provision of such report prior to the acceleration of the Notes pursuant to Section 6.02.
Section 4.04    Compliance Certificate.
(a)    The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year commencing with the fiscal year ending December 31, 2021, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Issuer is taking or proposes to take with respect thereto.
(b)    So long as any of the Notes are outstanding, the Issuer will deliver to the Trustee, within five Business Days after any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.
Section 4.05    Taxes. The Issuer will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not reasonably be expected to have a material adverse effect on the Issuer and its Subsidiaries, taken as a whole.
Section 4.06    Stay, Extension and Usury Laws. The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07    Restricted Payments.
(a)    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)    declare or pay any dividend or make any other payment or distribution on or in respect of the Issuer’s or any Restricted Subsidiary’s Equity Interests (including any such payment in connection with any merger or consolidation involving such Person) or to the direct or indirect holders of the Issuer’s or any Restricted Subsidiary’s Equity Interests, except dividends or distributions payable solely in Equity Interests of the Issuer or such Restricted Subsidiary (other than Disqualified Stock) and except dividends or distributions to the extent payable to the Issuer or a Restricted Subsidiary (and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to the other Equity Interest holders of such Restricted Subsidiary on a pro rata basis or on a basis that results in the receipt by the Issuer or a Restricted Subsidiary of dividends or distributions of greater value than it would receive on a pro rata basis);
(2)    purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Issuer) any Equity Interests of the Issuer (other than any Equity Interests of the Issuer held by a Restricted Subsidiary);
(3)    make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries), except (a) a payment of interest or principal at the Stated Maturity thereof or (b) the purchase, repurchase or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case, due within one year of the date of such purchase, repurchase or other acquisition or retirement for value; or
(4)    make any Restricted Investment
(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:
(i)    no Default or Event of Default has occurred and is continuing or would occur after giving effect to such Restricted Payment;
(ii)    the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); and
(iii)    such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13),  (14), (15), (16) and (17) of Section 4.07(b)), is less than the sum, without duplication (the “Available Amount”) of:
(A)    50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from January 1, 2011 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus
(B)    100% of the aggregate net cash proceeds (or the Fair Market Value of any property or assets) received by the Issuer since January 1, 2011 as a contribution to its common equity capital or from the issue or sale of Equity Interests (other than Disqualified Stock) of the Issuer or from the issue or sale of convertible or exchangeable Disqualified Stock of the Issuer or convertible or exchangeable debt securities of the Issuer, in each case that have been converted into or exchanged for Equity Interests of the Issuer (other than Disqualified Stock, Equity Interests and convertible or exchangeable Disqualified Stock or debt securities sold to a Subsidiary of the Issuer); plus
(C)    to the extent that any Restricted Investment that was made after January 1, 2011 is or was sold or otherwise liquidated or repaid, the amount of the cash return of or on capital (or the Fair Market Value of any property or assets) with respect to such Restricted Investment (less the cost of disposition, if any); plus
(D)    to the extent that any Unrestricted Subsidiary of the Issuer designated as such after January 1, 2011 is or was redesignated as a Restricted Subsidiary after January 1, 2011, the Fair Market Value of the Issuer’s Restricted Investment in such Restricted Subsidiary as of the date of such redesignation; plus
(E)    cash dividends received by the Issuer or a Restricted Subsidiary of the Issuer that is a Guarantor after the Issue Date from an Unrestricted Subsidiary of the Issuer, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Issuer for such period.
(b)    The provisions of Section 4.07(a) will not prohibit:
(1)    the payment of any dividend or distribution on account of Equity Interests or the consummation of any redemption within 60 days after the date of declaration of the dividend or distribution on account of Equity Interests or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend, distribution or redemption payment would have complied with the provisions of this Section 4.07 (assuming, in the case of a redemption payment, the giving of the notice of such redemption payment would have been deemed to be a Restricted Payment at such time);
(2)    the making of any Restricted Payment in exchange for, or out of or with the net proceeds of the sale (other than to a Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the contribution of common equity capital to the Issuer; provided that the amount of any such net proceeds that are utilized for any such Restricted Payment will not be considered to be net proceeds of Equity Interests of the Issuer for purposes of clause (iii)(B) of Section 4.07(a);
(3)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Issuer or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee in exchange for, by conversion into or out of, or with the net cash proceeds from, an incurrence of Permitted Refinancing Indebtedness, which incurrence occurs within 60 days of such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value;
(4)    so long as no Default or Event of Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer held by any current or former officer, director or employee of the Issuer or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $20.0 million in any twelve-month period; provided, further, that such amount in any twelve-month period may be increased by an amount not to exceed:
(i)    the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer as common equity capital, the cash proceeds from the sale of Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the making of Restricted Payments pursuant to clause (iii)(B) of Section 4.07(a) or Section 4.07(b)(2) above; plus
(ii)    the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; and
in addition, cancellation of Indebtedness owing to the Issuer or any Guarantor from any current or former officer, director or employee (or any permitted transferees thereof) of the Issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its Restricted Subsidiaries from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provisions of this Indenture;
(5)    the repurchase of Equity Interests deemed to occur upon the exercise of stock options, warrants or similar rights to the extent such Equity Interests represent a portion of the exercise price of those stock options, warrants or similar rights or the payment of related withholding taxes;
(6)    so long as no Default or Event of Default has occurred and is continuing, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary of the Issuer issued on or after the Issue Date pursuant to Section 4.09(a);
(7)    so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, upon the occurrence of a Change of Control and within 60 days after completion of the offer to repurchase Notes pursuant to Section 4.14, any purchase or redemption of Indebtedness of the Issuer that is contractually subordinated to the Notes or any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Change of Control, at a purchase price not greater than 101% of the outstanding principal amount thereof (plus accrued and unpaid interest); provided that, prior to such repayment or repurchase, the Issuer shall have made the Change of Control Offer with respect to the Notes as required by Section 4.14, and the Issuer shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Change of Control Offer;
(8)    so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, after the completion of a Net Proceeds Offer pursuant to Section 4.10, any purchase or redemption of Indebtedness of the Issuer or any Restricted Subsidiary that is contractually subordinated to the Notes or any Note Guarantee that is required to be repurchased or redeemed pursuant to the terms thereof as a result of such Asset Sale, at a purchase price not greater than 100% of the outstanding principal amount thereof (plus accrued and unpaid interest) with any Excess Proceeds that remain after consummation of a Net Proceeds Offer; provided that, prior to such repayment or repurchase, the Issuer shall have made the Net Proceeds Offer with respect to the Notes as required by Section 4.10, and the Issuer shall have repurchased all Notes validly tendered for payment and not withdrawn in connection with such Net Proceeds Offer;
(9)    the redemption, repurchase or other acquisition for value of any Equity Interests of any Foreign Subsidiary of the Issuer that are held by a Person that is not an Affiliate of the Issuer; provided that the consideration for such redemption, repurchase or other acquisition is not in excess of either (i) the Fair Market Value of such common Equity Interests or (ii) such amount required by applicable laws, rules or regulations;
(10)    payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, amalgamation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries, taken as a whole, that complies with Section 5.01; provided that, as a result of such consolidation, amalgamation, merger or transfer of assets, the Issuer shall have made a Change of Control Offer (if required by this Indenture) and that all Notes tendered by holders in connection with such Change of Control Offer have been repurchased, redeemed or acquired for value;
(11)    purchases of receivables pursuant to a Qualified Receivables Transaction and the payment or distribution of fees in connection therewith;
(12)    Investments in joint ventures and Unrestricted Subsidiaries in an aggregate amount not to exceed the greater of (x) $200.0 million or (y) 5.0% of Total Assets, net of any return of or on such Investments;
(13)    so long as no Default or Event of Default has occurred and is continuing, other Restricted Payments in an aggregate amount not to exceed the greater of (x) $100.0 million or (y) 2.25% of Total Assets, net of return of or on any Investments made pursuant to this clause (13);
(14)    Restricted Payments under hedge and warrant or other derivative transactions entered into in connection with a Permitted Convertible Notes Offering or any early termination thereof;

(15)    the making of cash payments in satisfaction of the conversion obligation upon conversion of convertible Indebtedness issued in a Permitted Convertible Notes Offering since the Issue Date; provided that, to the extent the aggregate amount of such cash payments made since the Issue Date exceeds the sum of (x) the principal amount of such convertible Indebtedness plus (y) the amount of any payments received by the Issuer or any of its Restricted Subsidiaries since the Issue Date pursuant to the exercise, settlement or termination of any Convertible Notes Transactions, such cash payments shall be subtracted from the Available Amount;
(16)    Restricted Payments in an amount not to exceed, in any fiscal quarter of the Issuer, $15.0 million, in order to pay regular quarterly dividends to holders of the equity of the Issuer or a direct or indirect parent of the Issuer, or to engage in share repurchases of the equity of the Issuer or a direct or indirect parent of the Issuer; and
(17)    in addition to the Restricted Payments permitted by the preceding clauses (1) through (16), other Restricted Payments so long as, (i) no Default or Event of Default has occurred and is continuing and (ii) at the time of and after giving effect to the making of such Restricted Payment and the consummation of all other related transactions, the Total Leverage Ratio would not exceed 3.00:1.00.
(c)    The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this Section 4.07 will be determined by the Issuer or, if such Fair Market Value is in excess of $50.0 million, by the Board of Directors of the Issuer whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $100.0 million. Notwithstanding the foregoing, the Fair Market Value of any publicly traded securities required to be valued by this covenant will be determined by the Issuer based on the trading price of such securities and no resolution, opinion or appraisal related to such determination shall be required.
(d)    For purposes of determining compliance with this Section 4.07, in the event that a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in Sections 4.07(b)(1) through 4.07(b)(17) above or one or more clauses of the definition of “Permitted Investments” (or portions of any of the foregoing), or is entitled to be made pursuant to Section 4.07(a), the Issuer will be entitled to classify or reclassify (based on circumstances existing at the time of such reclassification) such Restricted Payment or portion thereof in any manner that complies with this Section 4.07 and such Restricted Payment or portion thereof will be treated as having been made pursuant to only such clause or clauses (or portions thereof) or Section 4.07(a); provided that the Issuer and its Restricted Subsidiaries may reclassify all or a portion of such Restricted Payment or Permitted Investment in any manner that complies with this covenant (based on circumstances existing at the time of such reclassification), and following such reclassification such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only the clause or clauses

(or portions thereof) to which such Restricted Payment or Permitted Investment has been reclassified.
(e)    In connection with any commitment, definitive agreement or similar event relating to a Restricted Payment or Investment, the Issuer or applicable Restricted Subsidiary may, at its option, designate such Restricted Payment or Investment as having occurred on the date of the commitment, definitive agreement or similar event relating thereto (such date, the “Election Date”) if, after giving pro forma effect to such Restricted Payment or Investment and all related transactions in connection therewith and any related pro forma adjustments, the Issuer or any of its Restricted Subsidiaries would have been permitted to make such Restricted Payment or Investment on the relevant Election Date in compliance with this Indenture, and any related subsequent actual making of such Investment will be deemed for all purposes under this Indenture to have been made on such Election Date, including, without limitation, for purposes of calculating any ratio, compliance with any test, usage of the Available Amount or any exceptions described under this covenant and for purposes of determining whether there exists any Default or Event of Default (and all such calculations on and after the Election Date until the termination, expiration, passing, rescission or retraction of such commitment, definitive agreement or similar event shall be made on a pro forma basis giving effect thereto and all related transactions in connection therewith).
Section 4.08    Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
(a)    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:
(1)    pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Issuer;
(2)    make loans or advances to the Issuer; or
(3)    sell, lease or transfer any of its properties or assets to the Issuer.
(b)    The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:
(1)    agreements governing Existing Indebtedness, Credit Facilities and the Québec Credit Agreement, in each case, as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not, in the good faith judgment of the Board of Directors of the Issuer, materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the Issue Date;
(2)    this Indenture, the Notes and the Note Guarantees;

(3)    applicable law, rule, regulation, order, approval, license, permit or similar restriction;
(4)    (i) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred and (ii) any amendment, modification, replacement or refinancing thereof; provided, however, that such encumbrances or restrictions are not, in the good faith judgment of the Board of Directors of the Issuer, materially more restrictive, taken as a whole, with respect to consensual encumbrances or restrictions set forth in clause (1), (2) or (3) of Section 4.08(a) than on such encumbrances or restrictions prior to such amendment, modification, replacement or refinancing;
(5)    customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;
(6)    purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3);
(7)    any agreement for the sale or other disposition of the Capital Stock or assets of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending such sale or other disposition;
(8)    Permitted Refinancing Indebtedness; provided that, the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not, in the good faith judgment of the Board of Directors of the Issuer, materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, extended, renewed, refunded, replaced, defeased or discharged;
(9)    Liens permitted to be incurred under Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;
(10)    customary provisions in joint venture agreements or other similar agreements;
(11)    customary provisions in Permitted Hedging Obligations;
(12)    provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Issuer’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements;
(13)    restrictions on cash or other deposits or net worth imposed by customers under contracts or other agreements entered into in the ordinary course of business;

(14)    restrictions in other Indebtedness incurred in compliance with Section 4.09; provided that such restrictions in the good faith determination of the Issuer (made at the time of the imposition of such restrictions) do not materially and adversely affect payment on the Notes;
(15)    encumbrances on property that exist at the time such property was acquired by the Issuer or any Restricted Subsidiary;
(16)    restrictions applicable to Foreign Subsidiaries of the Issuer or of any Guarantor, arising under the documentation governing Indebtedness of Foreign Subsidiaries that is permitted to be incurred by this Indenture;
(17)    Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity;
(18)    encumbrances or restrictions consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;
(19)    customary guarantees by the Issuer under non-Indebtedness obligations of a Subsidiary set forth in leases, licenses and other agreements entered into by the Subsidiary in the ordinary course of business;
(20)    any legislation, regulation, order-in-council or similar enactment, whether in effect on the Issue Date or adopted thereafter, pursuant to which the Issuer or any Subsidiary is eligible for funding relief in respect of its pension deficit funding obligations and any agreements or arrangements entered into (i) for purposes of effecting any such legislation, regulation, order-in-council or similar enactment or (ii) with a view to providing funding relief; and
(21)    contractual encumbrances or restrictions in effect on the Issue Date, and any amendments, restatements, modifications, supplements, renewals, extensions, refundings, replacements, or refinancings of those agreements; provided that, the amendments, restatements, modifications, supplements, renewals, extensions, refundings, replacements, or refinancings are not, in the good faith judgment of the Board of Directors of the Issuer, materially more restrictive, taken as a whole, with respect to consensual encumbrances or restrictions set forth in clause (1), (2) or (3) of Section 4.08(a) than those contained in those agreements on the Issue Date.
(c)    For purposes of determining compliance with this Section 4.08, (i) the priority of any Capital Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on other Capital Stock shall not be deemed a restriction on the ability to make distributions on Capital Stock, and (ii) the subordination of loans or advances made to the Issuer or a Restricted Subsidiary to other Indebtedness incurred by the Issuer or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make or repay loans or advances.

Section 4.09    Incurrence of Indebtedness and Issuance of Preferred Stock.
(a)    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Issuer will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.
(b)    The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any of the following Disqualified Stock (collectively, “Permitted Debt”):
(1)    the incurrence by the Issuer and any Restricted Subsidiary and the Guarantee thereof by any Restricted Subsidiary of Indebtedness and letters of credit (and reimbursement obligations with respect thereto) under one or more Credit Facilities (with letters of credit being deemed to have a principal amount equal to the maximum remaining potential liability of the Issuer and its Restricted Subsidiaries thereunder) in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed the sum of:
(i)    the greater of (x) $800.0 million and (y) the Borrowing Base as of the date of such incurrence; plus
(ii)    the greater of (x) $600.0 million and (y) the amount of Indebtedness that would cause the Consolidated Total Debt incurred under this Section 4.09(b)(1)(ii) to be equal to or less than 2.0 times Consolidated Cash Flow (after giving effect to such pro forma adjustments to Consolidated Cash Flow as are consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio”) for the period of the most recently completed four consecutive fiscal quarters for which internal financial statements are available;
(2)    the incurrence by the Issuer and its Restricted Subsidiaries of
(i)    the Existing Indebtedness; and
(ii)    Indebtedness under the Québec Credit Agreement not to exceed CDN$220.0 million at any one time outstanding;
(3)    the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees issued on the Issue Date;

(4)    Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(5)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, development, construction, installation, expansion, repair or improvement of property (either real or personal), plant or equipment used in the business of the Issuer or any of its Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the purchase of Equity Interests of any Person owning such assets), which incurrence occurs within 270 days of such purchase, design, development, construction, installation, expansion, repair or improvement in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (5), not to exceed, outstanding as of any date of incurrence of Indebtedness pursuant to this clause (5), the greater of (x) $175.0 million or (y) 4.25% of Total Assets;
(6)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted to be incurred under Section 4.09(a) or clause (2), (3), (4), (5), (6), (17), (22), or (25) of this Section 4.09(b);
(7)    the incurrence by the Issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Issuer and any of its Restricted Subsidiaries; provided, however, that:
(i)    any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and
(ii)    any sale or other transfer of any such Indebtedness to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (7);
(8)    the issuance by any of the Issuer’s Restricted Subsidiaries to the Issuer or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:
(i)    any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Issuer or a Restricted Subsidiary of the Issuer; and
(ii)    any sale or other transfer of any such preferred stock to a Person that is not either the Issuer or a Restricted Subsidiary of the Issuer,

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (8);
(9)    Hedging Obligations not for speculative purposes;
(10)    the Guarantee by the Issuer or any of the Guarantors of Indebtedness of the Issuer or a Restricted Subsidiary that was permitted to be incurred by another provision of this Section 4.09; provided that, if the Indebtedness being Guaranteed is subordinated in right of payment to the Notes, then the Guarantee must be subordinated in right of payment to the same extent as the Indebtedness Guaranteed;
(11)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, unemployment or other insurance or self-insurance obligations, bankers’ acceptances, performance, completion and surety bonds, completion guarantees and similar obligations in the ordinary course of business;
(12)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;
(13)    the incurrence by the Issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the Issuer or such Restricted Subsidiary providing for indemnification, earn-out, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with any acquisition of, Investment in or sale or other disposition of any business, assets or Capital Stock, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Capital Stock; provided that such Indebtedness (other than in respect of an earnout) is not reflected in the balance sheet of the Issuer or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on its balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (13));
(14)    the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;
(15)    the incurrence of Indebtedness consisting of Guarantees of loans or other extensions of credit to or on behalf of current or former officers, directors, employees, or consultants of the Issuer, any of its Restricted Subsidiaries, or any direct or indirect parent of the Issuer for the purpose of permitting such Persons to purchase Capital Stock of the Issuer or any direct or indirect parent of the Issuer; provided that, the aggregate amount of such Indebtedness and Investments made pursuant to clause (8) of the definition of “Permitted Investments” may not exceed $20.0 million at any one time outstanding;
(16)    the incurrence by the Issuer and/or any of its Restricted Subsidiaries of Indebtedness solely in respect of premium financing or similar deferred payment obligations with respect to insurance policies purchased in the ordinary course of business;

(17)    (a) the incurrence by a wholly owned Foreign Subsidiary (other than a Foreign Subsidiary organized under the laws of Canada or any province thereof) of the Issuer of additional Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (17)(a), not to exceed the greater of (x) $65.0 million or (y) 1.5% of Total Assets at any time outstanding and (b) the incurrence by a wholly owned Foreign Subsidiary organized under the laws of Canada or any province thereof of the Issuer or of any Guarantor of additional Indebtedness in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (17)(b) not to exceed greater of (x) $65.0 million or (y) 1.5% of Total Assets at any time outstanding;
(18)    the incurrence of Indebtedness under any agreement between the Issuer or any Restricted Subsidiary and any commercial bank or other financial institution relating to treasury, depository and cash management services, employee credit card arrangements or automated clearinghouse transfers of funds;
(19)    the incurrence of Indebtedness of the Issuer or any Restricted Subsidiary consisting of take-or-pay obligations entered into in the ordinary course of business;
(20)    the incurrence of Indebtedness incurred on behalf of, or representing Guarantees of Indebtedness of, joint ventures not to exceed $150.0 million at any time outstanding;
(21)    the incurrence by the Issuer or any Restricted Subsidiaries of Obligations in respect of bankers’ acceptances, tender, bid, judgment, appeal, performance or governmental contract bonds and completion guarantees, surety, standby letters of credit and warranty and contractual service obligations of a like nature, trade letters of credit and documentary letters of credit and similar bonds or Guarantees provided by the Issuer or any Restricted Subsidiary in the ordinary course of business;
(22)    Indebtedness, Disqualified Stock or preferred stock of Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving pro forma effect to such acquisition or merger, either:
(A)    the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a); or
(B)    the Fixed Charge Coverage Ratio would be greater than that immediately prior to such acquisition or merger;
(23)    the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Indebtedness or Disqualified Stock in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (23), not to exceed greater of (x) $200.0 million or (y) 5.0% of Total Assets at any time outstanding;

(24)    the incurrence by Foreign Subsidiaries of Indebtedness in the form of letters of credit or bankers’ acceptances not to exceed $100.0 million at any time outstanding;
(25)    Indebtedness incurred by a Receivables Entity in a Qualified Receivables Transaction that is not recourse to the Issuer or any Restricted Subsidiary other than a Receivables Entity (except for Standard Securitization Undertakings); and
(26)    Indebtedness under a Tax Incentive Transaction.
(c)    Any Indebtedness incurred under a Credit Facility pursuant to Section 4.09(b)(1) shall be deemed for purposes of this covenant to have been incurred on the date such Indebtedness was first incurred until such Indebtedness is actually repaid, other than pursuant to “cash sweep” provisions or any similar provisions under any Credit Facility that provide that such Indebtedness is deemed to be repaid daily (or otherwise periodically). For the avoidance of doubt, any Indebtedness incurred to refinance, refund or replace Indebtedness incurred pursuant to any provision in the definition of Permitted Debt that is limited by a percentage of Total Assets or by a multiple of Consolidated Cash Flow may be incurred pursuant to such provision, even if such refinancing, refunding or replacing Indebtedness could not be itself incurred pursuant to such provision at such time.
(d)    For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (26) above (or portions thereof), or is entitled to be incurred pursuant to Section 4.09(a), the Issuer shall, in its sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such Indebtedness, Disqualified Stock or preferred stock (or any portion thereof) in any manner that complies (as if such Indebtedness were incurred at the time of such reclassification) with this covenant, except that (A) any Indebtedness outstanding under the ABL Credit Agreement and the Farm Credit Agreement on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of “Permitted Debt” until repaid, and (B) any Indebtedness outstanding under the Québec Credit Agreement on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (2)(ii) of the definition of “Permitted Debt” until repaid. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional shares of the same class of Disqualified Stock or preferred stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this Section 4.09; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of the Issuer as accrued. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness, Disqualified Stock or preferred stock that the Issuer or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. The amount of any Indebtedness, Disqualified Stock or preferred stock incurred to refinance other Indebtedness, Disqualified Stock or preferred stock, if incurred in a different currency from the Indebtedness, Disqualified Stock or preferred stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.
(e)    In connection with the incurrence or issuance, as applicable, of (x) revolving loan Indebtedness under this covenant or (y) any commitment or other transaction relating to the incurrence or issuance of Indebtedness, Disqualified Stock or preferred stock under this covenant and the granting of any Lien to secure such Indebtedness, the Issuer or applicable Restricted Subsidiary may designate such incurrence or issuance and the granting of any Lien therefor as having occurred on the date of first incurrence of such revolving loan Indebtedness or commitment or intention to consummate such transaction (such date, the “Deemed Date”), and any related subsequent actual incurrence or issuance and granting of such Lien therefor will be deemed for all purposes under this Indenture to have been incurred or issued and granted on such Deemed Date, including, without limitation, for purposes of calculating the Fixed Charge Coverage Ratio, usage of any baskets hereunder (if applicable), the Total Leverage Ratio, Consolidated Total Debt and Consolidated Cash Flow (and all such calculations on and after the Deemed Date until the termination or funding of such commitment or until such transaction is consummated or abandoned or such election is rescinded shall be made on a pro forma basis giving effect to the deemed incurrence or issuance, the granting of any Lien therefor and related transactions in connection therewith).
(f)    The amount of any Indebtedness outstanding as of any date will be:
(1)    the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;
(2)    the principal amount of the Indebtedness, in the case of any other Indebtedness; and
(3)    in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:
(i)    the Fair Market Value of such assets at the date of determination; and
(ii)    the amount of the Indebtedness of the other Person.
Section 4.10    Asset Sales.
(a)    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:
(1)    the Issuer (or its Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

(2)    at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (2), each of the following shall be deemed to be cash:
(i)    any liabilities, as shown on the Issuer’s most recent consolidated balance sheet, of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are (A) assumed by the transferee of any such assets pursuant to a customary assumption or similar agreement or (B) retired, cancelled or otherwise terminated in connection with such Asset Sale;
(ii)    any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash or Cash Equivalents within 180 days of receipt thereof, to the extent of the cash or Cash Equivalents received in that conversion;
(iii)    any Designated Non-cash Consideration received by the Issuer or any Restricted Subsidiary thereof in such Asset Sale having a Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (A) $75.0 million or (B) 2.0% of Total Assets at the time of receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value; and
(iv)    any stock or assets of the kind referred to in clause (2), (3) or (4) of Section 4.10(b);
provided that (A) clause Section 4.10(a)(2) above shall not apply if the after-tax portion of the proceeds from the Asset Sale that are cash and Cash Equivalents is at least equal to what the after-tax proceeds from such Asset Sale that are cash and Cash Equivalents would have been had Section 4.10(a)(2) been applicable; and (B) with respect to any Asset Sale, the determination of compliance with Sections 4.10(a)(1) and 4.10(a)(2) above may be made, at the Issuer’s option, at either (x) the time such Asset Sale is completed or implemented or (y) the time such Asset Sale is approved by the Board of Directors or other appropriate governing authority of the Issuer.
(b)    Within 450 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds at its option:
(1)    (A) in the case of Net Proceeds from any Asset Sale of assets of any Restricted Subsidiary who is not a Guarantor, to repay Indebtedness or Pension Obligations of a Restricted Subsidiary or the Issuer or (B) in the case of any other Net Proceeds, to repay the Credit Facilities or other Indebtedness of the Issuer or a Guarantor and permanently reduce the related loan commitments or repay Pension Obligations of a Restricted Subsidiary or the Issuer;
(2)    to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Issuer;

(3)    to make a capital expenditure; and/or
(4)    to acquire other assets that are used or useful in a Permitted Business.
(c)    Pending the final application of any Net Proceeds, the Issuer or the applicable Restricted Subsidiary, as the case may be, may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture. Any binding commitment to apply Net Proceeds in accordance with clause (1), (2), (3) or (4) of Section 4.10(b) shall be treated as a permitted final application of Net Proceeds from the date of such commitment so long as the Issuer or such Restricted Subsidiary enters into such commitment with the good faith expectation that substantially all of such Net Proceeds will be applied to satisfy such commitment within such 450-day period (an “Acceptable Commitment”); provided that in the event any Acceptable Commitment is later cancelled or terminated for any reason before all or some of the Net Proceeds are so applied in connection therewith, then such Net Proceeds not so applied shall constitute Excess Proceeds (as defined in the next succeeding paragraph) unless the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment prior to the date which is the later of (i) the date which is 180 days after such cancellation or termination (but not later than 630 days after the receipt of any Net Proceeds) and (ii) the date which is 450 days after the receipt of any Net Proceeds (an “Additional Commitment”); provided, further, that to the extent any such remaining Net Proceeds are not applied prior to the later of the date which is 180 days after such Additional Commitment and the date which is 450 days after the receipt of any Net Proceeds or if such Additional Commitment is later cancelled or terminated for any reason before such Net Proceeds are so applied and another Additional Commitment is not entered into in the time period described above, then such Net Proceeds not so applied shall constitute Excess Proceeds. For purposes of the foregoing paragraph, the commencement of the construction or improvement of a facility or site or other long-term capital or engineering project (each, a “Long-Term Capital Project”) shall constitute the application of the Net Proceeds expected in good faith by the Issuer to be used in such Long-Term Capital Project, notwithstanding the fact that such Net Proceeds may not be actually used until after the deadlines set forth in the foregoing paragraph; provided that, to the extent such Net Proceeds are not actually used in such Long-Term Capital Project prior to its completion, they shall constitute Excess Proceeds as of the date such Long-Term Capital Project is complete.
(d)    Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) and (c) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $50.0 million, within 30 days thereof, the Issuer will make an offer (a “Net Proceeds Offer”) to all Holders of Notes and to the holders of any Indebtedness ranking pari passu with the Notes (“Pari Passu Indebtedness”) containing provisions similar to those set forth in this Section 4.10 with respect to asset sales to purchase the maximum principal amount of Notes and such other Pari Passu Indebtedness (plus all accrued interest and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased out of the Excess Proceeds. The offer price in any Net Proceeds Offer will be equal to 100% of the principal amount (or 100% of the accreted value thereof, in the case of Notes or Pari Passu Indebtedness issued with more than de minimis original issue discount for purposes of the Code), plus accrued and unpaid interest, if any, to, but not including, the date of purchase, and will be payable in cash.

(e)    The Net Proceeds Offer shall be made to all Holders and, except as provided Section 4.10(b), all holders of Pari Passu Indebtedness containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets. The Net Proceeds Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer will apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, except as provided above, such other Pari Passu Indebtedness (on a pro rata basis, with such adjustments as may be needed so that only Notes in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof will be purchased) or, if less than the Offer Amount has been tendered, all Notes and such other Pari Passu Indebtedness tendered in response to the Net Proceeds Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.
(f)    If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Net Proceeds Offer.
(g)    Upon the commencement of a Net Proceeds Offer, the Issuer will send a notice thereof to each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Net Proceeds Offer. The notice, which will govern the terms of the Net Proceeds Offer, will state:
(1)    that the Net Proceeds Offer is being made pursuant to this Section 4.10 and the length of time the Net Proceeds Offer will remain open;
(2)    the Offer Amount, the purchase price and the Purchase Date;
(3)    that any Note not tendered or accepted for payment will continue to accrue interest;
(4)    that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Net Proceeds Offer will cease to accrue interest on and after the Purchase Date;
(5)    that Holders electing to have a Note purchased pursuant to any Net Proceeds Offer may elect to have Notes purchased in denominations of $1,000 or integral multiples of $1,000 in excess thereof only (except that no Note may be purchased in part to the extent the remaining portion of such Note would be less than $2,000);
(6)    that Holders electing to have Notes purchased pursuant to any Net Proceeds Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Issuer, a Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

(7)    that Holders will be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
(8)    that, except as provided above, if the aggregate principal amount of Notes and other Pari Passu Indebtedness surrendered by holders thereof exceeds the Offer Amount, the Issuer will select the Notes and other Pari Passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other Pari Passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Issuer so that only Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof will remain outstanding); and
(9)    that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).
(h)    On or before the Purchase Date, the Issuer will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary and consistent with the provisions of this Section 4.10, the Offer Amount of Notes or portions thereof tendered pursuant to the Net Proceeds Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 4.10. The Issuer, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Issuer for purchase, and the Issuer will promptly issue a new Note, and the Trustee, upon written request from the Issuer, will authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer will publicly announce the results of the Net Proceeds Offer on the Purchase Date.
(i)    If any Excess Proceeds remain after consummation of a Net Proceeds Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and Pari Passu Indebtedness tendered into such Net Proceeds Offer exceeds the amount of Excess Proceeds, the Issuer will apply the Excess Proceeds to the Notes and Pari Passu Indebtedness on a pro rata basis with such adjustments as may be needed so that only Notes in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof will be purchased. Upon completion of each Net Proceeds Offer, the amount of Excess Proceeds will be reset at zero. If the Issuer makes a Net Proceeds Offer prior to the deadline specified in Section 4.10(d), as applicable, with respect to any Net Proceeds, the Issuer’s obligations with respect to such Net Proceeds under this covenant shall be deemed satisfied after completion of such Net Proceeds Offer.

(j)    The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.10, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.10 by virtue of such compliance.
(k)    For purposes of this Section 4.10, any Additional Notes shall be deemed to be Notes and not Pari Passu Indebtedness.
(l)    For the avoidance of doubt, even if a transaction falls into one or more categories of the exceptions to the definition of “Asset Sale,” the Issuer may choose to treat such transaction as an Asset Sale in accordance with this Section 4.10.
(m)    Notwithstanding any other provisions of this Section 4.10:
(1)    To the extent that the Issuer determines in good faith (as evidenced by an Officer’s Certificate setting forth in reasonable detail the grounds for such determination) that the application of an amount equal to any of or all the Net Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Disposition”) in accordance with the terms of this covenant is (x) prohibited or delayed by applicable local law or (y) would result in the Issuer having to make a tax payment that would be material to the Issuer and its Subsidiaries, taken as a whole (each of (x) and (y) an “Impediment to Net Proceeds Application”), in each case, after the Issuer and the Restricted Subsidiaries have used all commercially reasonable efforts to remove or eliminate such Impediment to Net Proceeds Application, an amount equal to the portion of such Net Proceeds so affected will not be required to be applied in compliance with this covenant (the Issuer hereby agreeing to continue to take and to cause the applicable Foreign Subsidiary to continue to take all commercially reasonable actions available to remove or eliminate such Impediment to Net Proceeds Application), and once such Impediment to Net Proceeds Application is no longer applicable, any affected amounts of Net Proceeds will be promptly (and in any event not later than 10 business days after such application could be made) applied (net of additional taxes payable or reserved against as a result thereof) (whether or not any application or associated repatriation actually occurs) in compliance with this covenant;
(2)    To the extent that the Issuer has determined in good faith (as evidenced by an Officer’s Certificate setting forth in reasonable detail the grounds for such determination) that application of any of or all the Net Proceeds of any Foreign Disposition would have an adverse tax consequence that would be material to the Issuer and its Subsidiaries, taken as a whole (which for the avoidance of doubt, includes, but is not limited to, any repatriation whereby doing so the Issuer, any Restricted Subsidiary, or any of their respective affiliates and/or equity owners would incur a tax liability that would be material to the Issuer and its Subsidiaries, taken as a whole, including as a result of a dividend or deemed dividend, or a withholding tax that would be material to the Issuer and its Subsidiaries, taken as a whole, but taking into account any foreign tax credit or benefit received in connection with such application) with respect to such Net Proceeds, an amount equal to the Net Proceeds so affected will not be required to be applied in accordance with this covenant; provided that, in any event, the Issuer shall take all commercially reasonable actions available to remove or eliminate such tax effects; and
(3)    The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a Default or an Event of Default.
Section 4.11    Transactions with Affiliates.
(a)    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $25.0 million, unless:
(1)    the Affiliate Transaction (or series of related Affiliate Transactions, taken together as a whole) is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and
(2)    the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, a resolution of the Board of Directors of the Issuer set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors of the Issuer.
(b)    The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):
(1)    any consulting or employment agreement or arrangements, incentive compensation plan, stock option or stock ownership plan, employee benefit plan, severance arrangements, officer or director indemnification agreement or any similar arrangement entered into by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business for the benefit of directors, officers, employees and consultants of the Issuer or a direct or indirect parent of the Issuer and payments and transactions pursuant thereto and payments pursuant thereto;
(2)    transactions between or among the Issuer and/or its Restricted Subsidiaries;
(3)    transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate of the Issuer solely because the Issuer owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;
(4)    payment of reasonable directors’ fees;

(5)    any transaction in which the only consideration paid by the Issuer or any Restricted Subsidiary consists of Equity Interests (other than Disqualified Stock) of the Issuer or any contribution of capital to the Issuer;
(6)    Restricted Payments that do not violate Section 4.07 or that are Permitted Investments (other than those described in clauses (4), (5), (10) and (12) of the definition thereof);
(7)    any agreement, instrument or arrangement as in effect on the Issue Date or any amendment thereto (so long as such amendment is not materially more disadvantageous, taken as a whole, than the applicable agreement, instrument or arrangement, as in effect on the Issue Date, as determined in good faith by the Issuer);
(8)    the provision by the Issuer or any of its Restricted Subsidiaries of ordinary-course administrative and other services, including, without limitation, any accounting, legal, treasury, credit and cash management, management, marketing, sales, labor, customer relations, indemnification, logistics, human resources, tax, insurance and procurement services, to joint ventures and Unrestricted Subsidiaries;
(9)    loans or advances to employees in the ordinary course of business not to exceed $5.0 million in the aggregate at any one time outstanding;
(10)    transactions between the Issuer or any Restricted Subsidiary and any Person that is an Affiliate of the Issuer or any Restricted Subsidiary solely because a director of such Person is also a director of the Issuer or any direct or indirect parent entity of the Issuer; provided that such director abstains from voting as a director of the Issuer or any direct or indirect parent entity of the Issuer, as the case may be, on any matter involving such other Person;
(11)    purchase or sale of goods and/or services in the ordinary course of business on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person;
(12)    if such Affiliate Transaction is with an Affiliate in its capacity as a holder of Indebtedness of the Issuer or any Restricted Subsidiary, a transaction in which such Affiliate is treated no more favorably than other similarly situated holders of Indebtedness of the Issuer or such Restricted Subsidiary;
(13)    any capital contribution to any Affiliate otherwise permitted by this Indenture;
(14)    transactions with any joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the Issuer, its Restricted Subsidiaries and other wholly owned Subsidiaries and other Persons that are not Affiliates of the Issuer;

(15)    any Investment of the Issuer or any of its Restricted Subsidiaries existing on the Issue Date, and any extension, modification or renewal of such existing Investments, to the extent not involving any additional Investment other than as the result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date;
(16)    transactions between a Receivables Entity and any Person in which the Receivables Entity has an Investment;
(17)    pledges of Equity Interests of Unrestricted Subsidiaries; and
(18)    the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business or transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Issuer and its Subsidiaries and not for the purpose of circumventing any provision of this Indenture.
Section 4.12    Liens.
(a)    The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly create, incur or assume any Lien (each, an “Initial Lien”) of any kind securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens, unless;
(1)    in the case of Liens securing Indebtedness that is contractually subordinated to the Notes or any Note Guarantee, the Notes and related Note Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or
(2)    in all other cases, the Notes or the Note Guarantees are secured in a senior basis to the Initial Lien or are equally and ratably secured with such Initial Lien, except that the foregoing shall not apply to Liens securing the Notes and the related Note Guarantees.
Any Lien created for the benefit of the holders of the Notes pursuant to the preceding sentence shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.
(b)    For purposes of determining compliance with this Section 4.12, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to paragraph (a) above or to one category (or portion thereof) of Permitted Liens described in clauses (1) through (40) of the definition of ‘‘Permitted Liens’’ but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of paragraph (a) above or one or more of the categories (or portions thereof) of Permitted Liens described in clauses (1) through (40) of the definition of ‘‘Permitted Liens,’’ the Issuer shall, in its sole discretion, divide, classify or reclassify, or later divide, classify, or reclassify, such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies (as if such Lien were incurred at the time of such reclassification) with this Section 4.12.

(c)    With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The ‘‘Increased Amount’’ of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of common equity of the Issuer or any direct or indirect parent of the Issuer and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rates or currency values or increases in the value of property securing Indebtedness described in the definition of “Indebtedness.”
Section 4.13    Corporate Existence. Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect:
(a)    its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Issuer or any such Subsidiary; and
(b)    the rights (charter and statutory), licenses and franchises of the Issuer and its Subsidiaries; provided, however, that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries (other than the Issuer), if the Issuer shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole, and that the loss thereof would not reasonably be expected to have a material adverse effect on the Issuer and its Subsidiaries, taken as a whole.
Section 4.14    Offer to Repurchase upon Change of Control.
(a)    Upon the occurrence of a Change of Control, the Issuer will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased, plus accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase, subject to the rights of Holders on the relevant Record Date to receive interest due on the relevant Interest Payment Date (the “Change of Control Payment”). Within 30 days following any Change of Control, the Issuer will send a notice to each Holder with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control and stating:
(1)    that the Change of Control Offer is being made pursuant to this Section 4.14 and that all Notes tendered will be accepted for payment;
(2)    the purchase price and the purchase date, which shall be no earlier than 15 days and no later than 60 days from the date such notice is sent (the “Change of Control Payment Date”);
(3)    that any Note not tendered will continue to accrue interest;

(4)    that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on and after the Change of Control Payment Date;
(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
(6)    that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7)    that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.
(b)    On the Change of Control Payment Date, the Issuer will, to the extent lawful:
(1)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;
(2)    deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and
(3)    deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.
The Paying Agent will promptly pay to each Holder of Notes properly tendered the Change of Control Payment for such Notes as directed by the Issuer in writing, and the Trustee will promptly authenticate upon an authentication order from the Issuer and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
(c)    The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.14, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.
(d)    Notwithstanding anything to the contrary in this Section 4.14, the Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption has been given for all of the Notes pursuant to this Indenture as described in Article 3, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control or conditional upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
(e)    For the avoidance of doubt, any dividends or distributions on Capital Stock will not be deemed to be the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Issuer and its Subsidiaries taken as a whole to a “Person or group” that is subject to this Section 4.14 and will be subject to Section 4.07.

Section 4.15    Termination of Certain Covenants When Notes Rated Investment Grade.
If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Termination Event”), then, beginning on that day and for all periods thereafter, the following covenants and the related Events of Default pursuant to these specific covenants will cease to apply and will not be later reinstated even if one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating:
(1)    Section 4.07;
(2)    Section 4.08;
(3)    Section 4.09;
(4)    Section 4.10;
(5)    Section 4.11;
(6)    Section 4.16;
(7)    Section 4.17; and
(8)    Section 5.01(a)(4).

No Subsidiaries shall be designated as Unrestricted Subsidiaries following a Covenant Termination Event. The Issuer shall send written notice to the Trustee promptly after the occurrence of any Covenant Termination Event; provided that the failure to so notify the Trustee shall not be a default or breach under this Indenture. The Trustee shall have no duty to monitor the ratings of the Notes, shall not be deemed to have any knowledge of the ratings of the Notes and shall have no duty to notify Holders if a Covenant Termination Event has occurred.
Section 4.16    Additional Note Guarantees. If (a) the Issuer or any of its Restricted Subsidiaries acquires or creates another Wholly Owned Restricted Subsidiary after the Issue Date and such Wholly Owned Restricted Subsidiary guarantees a Credit Facility of the Issuer or a Guarantor, or (b) any of the Issuer’s Restricted Subsidiaries that is not a Guarantor guarantees a Credit Facility of the Issuer or a Guarantor, then that newly acquired or created Wholly Owned Restricted Subsidiary or Restricted Subsidiary, as applicable, will become a Guarantor of the Notes and execute a supplemental indenture, and deliver an opinion of counsel that such supplemental indenture is authorized or permitted under this Indenture and an Officer’s Certificate with respect to such supplemental indenture reasonably satisfactory to the Trustee within 20 business days of the date on which it guaranteed a Credit Facility. The preceding sentence shall not apply to (x) a Foreign Subsidiary or (y) a Restricted Subsidiary that, when taken together with each other Restricted Subsidiary that is not a Guarantor solely as a result of this clause (y) accounts for less than 1.0% of the Total Assets of the Issuer and its consolidated Restricted Subsidiaries and less than 1.0% of the consolidated revenue of the Issuer and its Restricted Subsidiaries.
Section 4.17    Designation of Restricted and Unrestricted Subsidiaries. The Board of Directors of the Issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Issuer and its Restricted Subsidiaries in the Restricted Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of “Permitted Investments”, as determined by the Issuer. That designation will only be permitted if the Investment would be permitted at that time. The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.
Any designation of a Subsidiary of the Issuer as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07. The Board of Directors of the Issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Issuer; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Issuer of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

ARTICLE 5
SUCCESSORS

Section 5.01    Merger, Consolidation, or Sale of Assets.
(a)    The Issuer shall not, directly or indirectly: (i) consolidate, merge or amalgamate with or into another Person (whether or not the Issuer is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:
(1)    either:
(i)    the Issuer is the surviving corporation;
(ii)    the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia and is either (A) a corporation or (B) a partnership or limited liability company and is (or has previously been) joined by a corporation as a co-issuer of the Notes; or
(iii)    the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of Canada or a subdivision thereof and is joined as a co-issuer of the Notes by a corporation organized or existing organized or existing under the laws of the United States, any state of the United States or the District of Columbia;
(2)    the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes by a supplemental indenture all the obligations of the Issuer under the Notes and this Indenture;
(3)    immediately after such transaction, no Default or Event of Default exists; and
(4)    the Issuer or the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to Section 4.09(a) or (ii) have had a Fixed Charge Coverage Ratio equal to or greater than the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction.

(b)    In addition, the Issuer will not, directly or indirectly, lease all or substantially all of the properties and assets of the Issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
(c)    In the case of a dividend of the shares of a Person (the “SpinCo”) that constitutes a sale, assignment, transfer, conveyance or disposition of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries taken as a whole, Sections 5.01(a)(1), 5.01(a)(2) and 5.01(a)(4) shall be deemed satisfied if the SpinCo satisfies the requirements of Sections 5.01(a)(1), 5.01(a)(2) and 5.01(a)(4) in lieu of the “Person” referred to therein.
(d)    This Section 5.01 will not apply to:
(1)    a merger, amalgamation or consolidation of the Issuer with an Affiliate solely for the purpose of
(i)    reorganizing the Issuer as a different type of entity; provided that in the case where the surviving entity in such merger, amalgamation or consolidation is not a corporation, a corporation becomes (or has previously become) a co-issuer of the Notes; or
(ii)    reincorporating or reorganizing the Issuer in another jurisdiction, in each case in a transaction that complies with Sections 5.01(a)(1) and (2); or
(2)    any consolidation, amalgamation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Issuer and its Restricted Subsidiaries.
Section 5.02    Successor Corporation Substituted. Upon any consolidation, amalgamation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person formed by such consolidation or amalgamation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, amalgamation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to “the Issuer” shall refer instead to the successor Person and not to previous Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and premium, if any, or interest on the Notes in the case of a lease of all or substantially all of the Issuer’s property and assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01    Events of Default.
Each of the following is an “Event of Default”:
(1)    default for 30 days in the payment when due of interest on the Notes;
(2)    default in the payment when due (at maturity, upon redemption or otherwise) of the principal of and premium, if any, on, the Notes;
(3)    failure by the Issuer or any of its Restricted Subsidiaries for 30 days after notice to the Issuer by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with Sections 4.10, 4.14 or 5.01;
(4)    failure by the Issuer or any of its Restricted Subsidiaries for 60 days after notice to the Issuer by the Trustee or the Holders of at least 30% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;
(5)    default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) (or the payment of which is guaranteed by the Issuer or any of its Significant Subsidiaries (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary)), other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:
(i)    is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or
(ii)    results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more;
(6)    failure by the Issuer, any Significant Subsidiary of the Issuer or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $50.0 million (net of any amounts covered by insurance or pursuant to which the Issuer is indemnified to the extent that the third party under such agreement acknowledges its obligations thereunder), which judgments are not paid, discharged or stayed for a period of 60 days and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;
(7)    the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law (in each case, with respect to the commencement of such action, but not any actions taken in furtherance of the proceedings so commenced):
(i)    commences a voluntary case, application, petition, compromise, voluntary arrangement, scheme of arrangement, moratorium, liquidation, administration, or receivership or other proceeding,
(ii)    consents to the entry of an order for relief against it in an involuntary case, application, petition or other proceeding,
(iii)    consents to the appointment of a custodian, receiver, receiver-manager, administrative receiver, administrator or liquidator of it or for all or substantially all of its property,
(iv)    makes a general assignment for the benefit of its creditors, begins negotiations with any creditor for the rescheduling or restructuring of any of its debts, a moratorium is declared or instituted, or any step is taken with a view to a moratorium or composition or similar arrangement with its creditors,
(v)    generally is not paying its debts as they become due; or is unable or admits in writing its inability, to pay its debts as such debts become due or is otherwise insolvent or by reason of actual or anticipated financial difficulties, suspends making payments on any of its debts, or announces an intention to do so, or its shareholders, directors or other officers request the appointment of, or give notice of their intention to appoint, a receiver, receiver-manager, administrative receiver, administrator, liquidator or other officer having similar powers over its property, or
(vi)    is deemed for the purposes of any applicable law to be unable to pay its debts as they fall due, or is insolvent.
(8)    a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (in each case, with respect to the commencement of such action, but not any actions taken in furtherance of the proceedings so commenced):
(i)    is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary in an involuntary case, application, petition or other proceeding;

(ii)    appoints a custodian, receiver, receiver-manager, administrative receiver, administrator, liquidator, or other similar officer of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; or
(iii)    orders the liquidation, administration or receivership of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary; and
(iv)    in the case of (i), (ii) or (iii), the order or decree remains unstayed and in effect for 60 consecutive days; or
(9)    except as permitted by this Indenture, any Note Guarantee of any Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary) is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than subsequent to the initiation of certain events of bankruptcy or insolvency described in Section 6.01(7) and (8) above), or any Guarantor that is a Significant Subsidiary (or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary), or any Person acting on behalf of any such Guarantor, denies or disaffirms its obligations under its Note Guarantee.

Section 6.02    Acceleration. In the case of an Event of Default specified in clause (7) or (8) of Section 6.01, with respect to the Issuer, any Restricted Subsidiary of the Issuer that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Issuer that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
Upon any such declaration, the Notes shall become due and payable immediately.
Section 6.03    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal and premium if any, and interest on the Notes or to enforce the performance of any provision of this Indenture.
The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04    Waiver of Past Defaults. Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of and premium if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05    Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to the occurrence and continuation of an Event of Default, or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability or expense. Notwithstanding the foregoing, the Trustee shall have the right to select and retain counsel of its choosing to represent of in any such proceedings.
Section 6.06    Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Notes only if:
(1)    such Holder gives to the Trustee written notice that an Event of Default has occurred and is continuing;
(2)    Holders of at least 30% in aggregate principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;
(3)    such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;
(4)    the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and
(5)    during such 60-day period, Holders of a majority in aggregate principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with such request.
A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07    Rights of Holders of Notes to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer and Guarantors for the whole amount of principal of and premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09    Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer or the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.10    Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:
First: to the Trustee, its agents and attorneys for amounts due under this Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;
Second: to Holders of Notes for amounts due and unpaid on the Notes for principal and premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and premium, if any and interest, respectively; and
Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.
Section 6.11    Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE

Section 7.01    Duties of Trustee.
(a)    If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
(b)    Except during the continuance of an Event of Default:
(1)    the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(2)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the form required by this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture. Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
(c)    The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:
(1)    this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)    the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
(3)    the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.
(d)    Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.
(e)    No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.
(f)    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02    Rights of Trustee.
(a)    The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.
(b)    Before the Trustee takes, suffers or omits to take any action hereunder, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
(c)    The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
(d)    The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
(e)    Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer will be sufficient if signed by an Officer of the Issuer.
(f)    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.
(g)    The Trustee is not required to take notice or deemed to have notice of any Default or Event of Default hereunder with respect to a series of Notes (other than an Event of Default described in subsections (1) or (2) of Section 6.01 with respect to such Notes during any period the Trustee is also serving as a Paying Agent for such Notes), unless a Responsible Officer has received notice in writing of such Event of Default from the Issuer or from the Holders of at least 30% in aggregate principal amount of the outstanding Notes so affected, and in absence of any such notice, the Trustee may conclusively assume that no Default or Event of Default exists.
(h)    The Trustee is not required to give any bond or surety with respect to the performance of its duties or the exercise of its powers under this Indenture.
(i)    The Trustee’s rights, powers, indemnities, immunities and protections from liability and its rights to compensation and indemnification in connection with the performance of its duties under this Indenture shall extend to (1) the Trustee, whether serving in any other capacity hereunder, including without limitation, in the capacity of Registrar or Paying Agent, and (2) the Trustee’s officers, directors, agents and employees. Such immunities and protections and rights to indemnification, together with the Trustee’s right to compensation, shall survive the Trustee’s resignation or removal, the discharge of this Indenture and final payment of the Notes.
(j)    The Trustee shall have no responsibility for any information in any offering document or other disclosure material distributed with respect to any series of Notes, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Notes, other than the filing of any documents required to be filed by an indenture trustee pursuant to the Trust Indenture Act.
(k)    Notwithstanding anything else herein contained, whenever any provision of this Indenture indicates that any confirmation of a condition or event is qualified by the words “to the knowledge of” or “known to” the Trustee or other words of similar meaning, said words shall mean and refer to the current awareness of one or more Responsible Officers who are located at the Corporate Trust Office of the Trustee.
(l)    The Trustee shall have no responsibility for any registration, filing, recording, reregistration, refiling or rerecording of this Indenture or any other document or instrument executed in connection with this Indenture and the issuance and sale of the Notes, including without limitation, any financing statements or continuation statements with respect thereto.
(m)    The Trustee shall not be under any obligation to effect or maintain insurance or to renew any policies of insurance or to inquire as to the sufficiency of any policies of insurance carried by the Issuer or any other party, or to report, or make or file claims or proof of loss for, any loss or damage insured against or which may occur, or to keep itself informed or advised as to the payment of any taxes or assessments, or to require any such payment to be made.

(n)    The Trustee shall not be personally liable for any debts, contractual obligations or other claims by or on behalf of any Person (including, without limitation, any damages to Persons or property or salaries or other employee benefits) arising from the conduct or management of any assets of the Issuer or any of its Subsidiaries.
(o)    The Trustee shall have no responsibility or obligation to any Participant or Indirect Participant or to the Persons for whom they act as nominees with respect to the Notes, or to any Beneficial Owner of Notes in respect of the accuracy of any records maintained by the Depositary or its nominee or any Participant or Indirect Participant, the payment by the Depositary, or any Participant or Indirect Participant of any amount in respect of the principal or redemption price of or interest on the Notes, any notice which is permitted or required to be given under this Indenture, the selection by the Depositary or any Participant or Indirect Participant of any Person to receive payment in the event of a partial redemption of the Notes, or any consent given or other action taken by the Depositary or its nominee as Holder.
Section 7.03    Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.06.
Section 7.04    Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, or the value, condition or sufficiency or any assets pledged or assigned as security for the Notes, the right, title or interest of the Issuer, the Guarantor or any other Person therein, or any security provided thereby or by this Indenture. The Trustee shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05    Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee will send to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.
Section 7.06    Preferential Collection of Claims Against the Issuer. The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

Section 7.07    Compensation and Indemnity.
(a)    The Issuer will pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Issuer will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services in accordance with and subject to the Trustee’s standard billing practices. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
(b)    The Issuer and the Guarantors will indemnify, defend and hold the Trustee and its officers, directors, employees and agents harmless against any and all losses, liabilities, claims or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties, or the exercise or failure to exercise any of its rights or remedies, under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder (or its failure to do so), except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer will not relieve the Issuer or any of the Guarantors of its/their obligations hereunder. The Issuer or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Issuer will pay the reasonable fees and expenses of such counsel. Neither the Issuer nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
(c)    The obligations of the Issuer and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture.
(d)    To secure the Issuer’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Lien (if any) securing the Notes on all money or property held or collected by the Trustee under this Indenture or otherwise, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.
(e)    When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(7) or (8) occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08    Replacement of Trustee.
(a)    A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.
(b)    The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:
(1)    the Trustee fails to comply with Section 7.10;
(2)    the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
(3)    a custodian or public officer takes charge of the Trustee or its property; or
(4)    the Trustee becomes incapable of acting.
(c)    If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
(d)    If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
(e)    If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(f)    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 will continue for the benefit of the retiring Trustee.

Section 7.09    Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.
Section 7.10    Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50.0 million as set forth in its most recent filed annual or quarterly report of condition.
This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee is subject to TIA § 310(b).
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01    Option to Effect Legal Defeasance or Covenant Defeasance. The Issuer may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02    Legal Defeasance and Discharge. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its/their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all its/their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same) and any Liens securing the Notes or the Note Guarantees shall be released, except for the following provisions of this Indenture which will survive until otherwise terminated or discharged hereunder:
(1)    the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04;
(2)    the Issuer’s obligations with respect to such Notes under Article 2 and Section 4.02;
(3)    the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s and the Guarantors’ obligations in connection therewith; and

(4)    this Article 8.
Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.
Section 8.03    Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04, be released from each of their/its obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.14, 4.15, 4.16 and 4.17 and clause (4) of the first paragraph of Section 5.01 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that any Liens securing the Notes or the Note Guarantees will be released and with respect to the outstanding Notes and Note Guarantees, the Issuer and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(3) through 6.01(6) and Section 6.01(9) will not constitute Events of Default.
Section 8.04    Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:
(1)    the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Obligations, or a combination of cash in U.S. dollars and non-callable Government Obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;
(2)    in the case of an election under Section 8.02, the Issuer must deliver to the Trustee an Opinion of Counsel confirming that:
(i)    the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling; or

(ii)    since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
(3)    in the case of an election under Section 8.03, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(4)    no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
(5)    such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;
(6)    the Issuer must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or others; and
(7)    the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.
Section 8.05    Deposited Money and Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06, all money and non-callable Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal and premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Obligations deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Issuer from time to time upon the request of the Issuer any money or non-callable Government Obligations held by it as provided in Section 8.04 which, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06    Repayment to Issuer. Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of and premium, if any, or interest on, any Note and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Issuer for payment thereof, and all liability and other obligations of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, will thereupon cease.
Section 8.07    Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Obligations in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of and premium, if any, or interest on, any Note following the reinstatement of its obligations, the Issuer will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01    Without Consent of Holders of Notes. Notwithstanding Section 9.02 of this Indenture, the Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Note Guarantees without the consent of any Holder of Note:
(1)    to cure any ambiguity, defect or inconsistency;
(2)    to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)    to provide for the assumption of the Issuer’s or a Guarantor’s obligations to the Holders of the Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets, as applicable;
(4)    to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder;
(5)    to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA (if the Issuer elects to qualify this Indenture under the TIA);
(6)    to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes, which intent shall be evidenced by an Officer’s Certificate of the Issuer to that effect;
(7)    to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture;
(8)    to include transfer provisions to comply with any applicable securities laws;
(9)    to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes or to provide for the release of a Guarantor in accordance with the terms of this Indenture; or
(10)    to comply with the rules of the Depositary.
The consent of the Holders of Notes is not necessary to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee will join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties, privileges, protections, indemnities, liabilities or immunities under this Indenture or otherwise.
Section 9.02    With Consent of Holders of Notes. Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.10 and Section 4.14) and the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of or premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).
Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture or other amendments, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02(b), the Trustee will join with the Issuer and the Guarantors in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties, privileges, protections, indemnities, liabilities or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture.
It is not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.
After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes or the Note Guarantees. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
(1)    reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;
(2)    reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 4.10 and 4.14);
(3)    reduce the rate of or change the time for payment of interest, including default interest, on any Note;
(4)    waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the

Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);
(5)    make any Note payable in money other than that stated in the Notes;
(6)    make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on the Notes;
(7)    waive a redemption payment with respect to any Note (other than a payment required by Section 4.10 or 4.14);
(8)    release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except with the consent of the holders of at least a 75% in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes) or otherwise in accordance with the terms of this Indenture; or
(9)    make any change in the preceding amendment and waiver provisions.
Section 9.03    Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.
Section 9.04    Notation on or Exchange of Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.
Section 9.05    Trustee to Sign Amendments, etc. The Trustee will sign any amended or supplemental indenture or other amendment authorized pursuant to this Article 9 if the amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights, duties, liabilities, privileges, protections, indemnities or immunities of the Trustee. The Issuer may not sign an amended or supplemental indenture until the Board of Directors of the Issuer approves it. In executing any amended or supplemental indenture, the Trustee will be entitled to receive and (subject to Section 7.01) will be fully protected in relying upon, in addition to the documents required by Section 12.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE 10
NOTE GUARANTEES

Section 10.01    Guarantee.
(a)    Subject to this Article 10, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:
(1)    the principal of and premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and
(2)    in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
(b)    The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.
(c)    If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)    Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.
(e)    All Guarantors desire to allocate among themselves (collectively, the “Contributing Guarantors”), in a fair and equitable manner, their obligations arising under this Indenture. Accordingly, in the event any payment or distribution is made on any date by a Guarantor (a “Funding Guarantor”) under its Guarantee of the Notes such that its Aggregate Payments exceed its Fair Share as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors, multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under its Guarantee of the Notes in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under its Guarantee of the Notes that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Contributing Guarantor for purposes of this Section 10.01, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of its Guarantee of the Notes (including in respect of this Section 10.01), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Section 10.01. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 10.01.

Section 10.02    Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of applicable Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.
Section 10.03    Execution and Delivery of Note Guarantee. To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers (but the failure to execute such notation shall not affect the validity of any Note Guarantee).
Each Guarantor hereby agrees that its Note Guarantee set forth in Section 10.01 will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.
If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.
The delivery of any Note by the Trustee, after the authentication thereof hereunder, will be deemed to constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.
Section 10.04    Guarantors May Consolidate, etc., on Certain Terms.
(a)    No Guarantor (other than any Guarantor whose Note Guarantee is to be released in accordance with the terms of Section 10.05 in connection with any transaction permitted by the provisions of Section 4.10) will, and the Issuer will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Issuer or any other Guarantor, unless:
(1)    such entity (if other than a Guarantor) assumes by supplemental indenture or other documentation or instruments, the performance of every covenant and obligation of the Guarantor on the Note Guarantee and this Indenture on the part of such Guarantor to be performed or observed, and such entity (whether or not previously a Guarantor) shall cause such amendments, supplements or other documents to be executed; and

(2)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
(b)    In case of any such consolidation, amalgamation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution.
(c)    Except as set forth in Articles 4 and 5, and notwithstanding Section 10.04(a) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation, amalgamation or merger of a Guarantor with or into the Issuer or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Issuer or another Guarantor.
(d)    To the extent a Guarantee that would have been imposed under this 10.04 could be immediately released pursuant to Section 10.05, this Section 10.04 shall not require the imposition of such a Guarantee.
Section 10.05    Releases. The Note Guarantee of any Guarantor will be released:
(1)    in connection with any sale or other disposition of all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Issuer or a Guarantor if the sale or other disposition does not violate Section 4.10;
(2)    in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Issuer or Guarantor, if the sale or other disposition does not violate Section 4.10;
(3)    if the Issuer designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary or as having “de minimis” value in accordance with the applicable provisions of this Indenture;
(4)    upon Legal Defeasance or Covenant Defeasance in accordance with Article 8 or satisfaction and discharge of this Indenture in accordance with Articles 8 and 11;
(5)    to the extent that such Guarantor initially issued a Note Guarantee pursuant to the requirements under Section 4.16, upon the release of the guarantee under such Indebtedness (including due to the permanent repayment and discharge of such Indebtedness) which required or any Indebtedness which would require the issuance of such Note Guarantee pursuant to such requirements;
(6)    if the Guarantor would not be required to issue a Note Guarantee pursuant to clause (x) or (y) of the last sentence of Section 4.16; provided that in the case of a consolidation or merger of a Guarantor with or sale of all or substantially all of the assets of a Guarantor to, a Foreign Subsidiary, in each case, pursuant to Section 10.04 of this Indenture, such Foreign Subsidiary shall be required to issue a Note Guarantee if it remains a guarantor of the obligations of the Issuer under any Secured Facilities after such consolidation, merger or sale of assets;
(7)    if the Guarantor ceases to be a Wholly Owned Restricted Subsidiary of the Issuer or upon the liquidation or dissolution of such Guarantor, as a result of an event or a transaction not otherwise prohibited by this Indenture; provided that in the case of a consolidation or merger of a Guarantor with or sale of all or substantially all of the assets of a Guarantor to, a Foreign Subsidiary, in each case, pursuant to Section 10.04 of this Indenture, such Foreign Subsidiary shall be required to issue a Note Guarantee if it remains a guarantor under any Secured Facilities of the Issuer or a Guarantor after such consolidation, merger or sale of assets; or
(8)    with the consent of the holders of at least 75% in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).
Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 10.05 will remain liable for the full amount of principal of and interest and premium, if any, on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 10.
ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01    Satisfaction and Discharge. This Indenture and Notes will be discharged and this Indenture will cease to be of further effect as to all Notes issued hereunder, when:
(1)    either:
(i)    all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid, have been delivered to the Trustee for cancellation; or
(ii)    all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the provision of a notice of redemption (or irrevocable instructions by the Issuer to the Trustee to provide such notice of redemption) or otherwise or will become due and payable within one year and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Obligations, or a combination of cash in U.S. dollars and non-callable Government Obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;
(2)    in the case of Section 11.01(1)(ii) above, no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;
(3)    the Issuer or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
(4)    in the case of Section 11.01(1)(ii) above, the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.
In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (ii) of clause (1) of this Section 11.01, the provisions of Sections 11.02 and 8.06 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.
Section 11.02    Application of Trust Money. Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law; provided that, if there is a tender offer by the Issuer (or any party on behalf of the Issuer) for outstanding Notes that is in progress at the time of such deposit, such money deposited with the Trustee pursuant to Section 11.01 hereof may be applied to pay any cash consideration for any Notes validly tendered into such tender offer and not validly withdrawn.
If the Trustee or Paying Agent is unable to apply any money or Government Obligations in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01, provided that if the Issuer has made any payment of principal of and premium, if any, or interest on, any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01    Notices. Any notice or communication by the Issuer, any Guarantor or the Trustee to the others is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight courier guaranteeing next day delivery, to the others’ address:
If to the Issuer and/or any Guarantor:
c/o Resolute Forest Products Inc.
111 Robert-Bourassa Blvd., Suite 5000
Montreal, Qc H3C 2M1
Facsimile No.: (514) 875-2160
Attention: Chief Legal Officer

With a copy to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Facsimile No: 212-757-3990
Attention: Lawrence G. Wee, Esq.
If to the Trustee:
Wells Fargo Bank, National Association
CTSO Mail Operations
MAC N9300-070
600 South Fourth Street, Seventh Floor
Minneapolis, MN 55415
Attn: Corporate Trust Services – Raymond Delli Colli

With a copy to:

Wells Fargo Bank, National Association
150 East 42nd Street, 40yh Floor
New York, NY 10017
Attn: Corporate Trust Services – Administrator for Resolute Forest
Email: Raymond.dellicolli@wellsfargo.com

The Issuer, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight courier guaranteeing next day delivery.
Any notice or communication to a Holder will be delivered pursuant to the Applicable Procedures of the Depositary or, with respect to Definitive Notes, mailed by first class mail, certified or registered, return receipt requested, or by overnight courier guaranteeing next day delivery or by electronic means to its address shown on the register kept by the Registrar. Failure to send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.
If a notice or communication is sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
If the Issuer sends a notice or communication to Holders, it will deliver a copy to the Trustee and each Agent at the same time.
Section 12.02    U.S.A. Patriot Act and Force Majeure.
(a)    The parties hereto acknowledge that in accordance with the Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, the Trustee in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties hereby agree that they shall provide the Trustee with such information as it may request including, but not limited to, each party’s name, physical address, tax identification number and other information that will help the Trustee identify and verify each party’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information.
(b)    In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, pandemics, epidemics, recognized public emergencies, quarantine restrictions, nuclear or natural catastrophes or acts of God, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, and hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.03    Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:
(1)    an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
(2)    an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 12.04    Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture must include:
(1)    a statement that the Person making such certificate or opinion has read such covenant or condition;
(2)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
(3)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(4)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
Section 12.05    Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 12.06    No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, stockholder manager or member of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Notes, this Indenture and the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Section 12.07    Governing Law. THIS INDENTURE, THE NOTE, AND THE NOTE GUARANTEES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAW PRINCIPLES INSOFAR AS SUCH PRINCIPLES WOULD DEFER TO THE SUBSTANTIVE LAWS OF SOME OTHER JURISDICTION.
Section 12.08    No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 12.09    Successors. All agreements of the Issuer in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 10.05.
Section 12.10    Severability. In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
Section 12.11    Counterpart Originals. The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement. This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”), in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.
Section 12.12    Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.
Section 12.13    Jurisdiction; Consent to Service of Process.
(a)    Each party hereto irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any U.S. Federal or New York State court sitting in the Borough of Manhattan, New York, New York in any action or proceeding arising out of or relating to this Indenture, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Indenture shall affect any right that the Issuer, the Trustee or any Holder of Notes may otherwise have to bring any action or proceeding relating to this Indenture against any party hereto or its properties in the courts of any jurisdiction.
(b)    Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture in any court referred to in paragraph (a) of this Section 12.13. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
[Signatures on following page]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
RESOLUTE FOREST PRODUCTS INC.
By:       /s/ Remi G. Lalonde
Name:  Remi G. Lalonde
Title:    Senior Vice President and Chief
Financial Officer
ATLAS SOUTHEAST PAPERS, INC.
ATLAS TISSUE HOLDINGS, INC.
BOWATER NUWAY MID-STATES INC.
CALHOUN NEWSPRINT COMPANY
DONOHUE CORP.
FIBREK RECYCLING U.S. INC.
FIBREK U.S. INC.
RESOLUTE EL DORADO INC.
RESOLUTE FP FLORIDA INC.
RESOLUTE FP US INC.
RESOLUTE US LUMBER INC.
By:       /s/ Remi G. Lalonde
Name:  Remi G. Lalonde
Title:    Vice President and Chief Financial
Officer

[Signature Page to the Indenture]

RESOLUTE CADDO RIVER LLC
RESOLUTE CROSS CITY LLC
RESOLUTE CROSS CITY REAL ESTATE HOLDINGS LLC
RESOLUTE CROSS CITY TIMBER MANAGEMENT LLC
RESOLUTE GLENWOOD LLC
RESOLUTE NAVCOR LLC
By: Resolute US Lumber Inc., its Sole Member
By:       /s/ Remi G. Lalonde
Name:  Remi G. Lalonde
Title:    Vice President and Chief Financial
Officer
RESOLUTE TISSUE LLC
By: Resolute Growth US LLC, its Sole Member
By: Resolute Forest Products Inc., its Sole Member
By:       /s/ Remi G. Lalonde
Name:  Remi G. Lalonde
Title:    Senior Vice President and Chief
Financial Officer

[Signature Page to the Indenture]

RESOLUTE HAGERSTOWN LLC
By: Resolute FP US Inc., its Sole Member
By:       /s/ Remi G. Lalonde
Name:  Remi G. Lalonde
Title:    Vice President and Chief Financial
Officer
ABIBOW RECYCLING LLC
ABITIBI CONSOLIDATED SALES LLC
RESOLUTE GROWTH US LLC
By:  Resolute Forest Products Inc., its Sole Member
By:       /s/ Remi G. Lalonde
Name:  Remi G. Lalonde
Title:    Senior Vice President and Chief
Financial Officer
RESOLUTE FP AUGUSTA LLC
By:  Abitibi Consolidated Sales LLC, its Sole Member
By:  Resolute Forest Products Inc., its Sole Member
By:       /s/ Remi G. Lalonde
Title:    Senior Vice President and Chief
Financial Officer

[Signature Page to the Indenture]

AUGUSTA NEWSPRINT HOLDING LLC
By:  Abitibi Consolidated Sales LLC, its Sole Member
By:  Resolute Forest Products Inc., its Sole Member
By:       /s/ Remi G. Lalonde
Name:  Remi G. Lalonde
Title:    Senior Vice President and Chief
Financial Officer
BOWATER NEWSPRINT SOUTH LLC
FD POWERCO LLC

By:       /s/ Remi G. Lalonde
Name:  Remi G. Lalonde
Title:    Manager
GLPC RESIDUAL MANAGEMENT, LLC
By:  Fibrek Recycling U.S. Inc., its Sole Member
By:       /s/ Remi G. Lalonde
Name:  Remi G. Lalonde
Title:    Vice President and Chief Financial Officer

[Signature Page to the Indenture]

ACCURATE PAPER HOLDINGS, LLC ATLAS PAPER MILLS, LLC
By: Atlas Tissue Holdings, Inc., its Sole Member
By:       /s/ Remi G. Lalonde
Name:  Remi G. Lalonde
Title:    Vice President and Chief Financial
Officer
ACCURATE PAPER FLEET, LLC
By: Accurate Paper Holdings, LLC, its Sole Member
By: Atlas Tissue Holdings, Inc., its Sole Member
By:       /s/ Remi G. Lalonde
Name:  Remi G. Lalonde
Title:    Vice President and Chief Financial
Officer
ATLAS PAPER MANAGEMENT, LLC
By: Atlas Paper Mills, LLC its Sole Member
By: Atlas Tissue Holdings, Inc., its Sole Member
By:       /s/ Remi G. Lalonde
Name:  Remi G. Lalonde
Title:    Vice President and Chief Financial
Officer

[Signature Page to the Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
By:    /s/ Stefan Victory
Name:    Stefan Victory
Title:    Vice President

[Signature Page to the Indenture]

EXHIBIT A-1
FORM OF NOTE
[Face of Note]
[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]
[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

CUSIP: [ ]
ISIN: [ ]
$[ ]
4.875% Senior Note due 2026

No.	$[ ]

RESOLUTE FOREST PRODUCTS INC., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum set forth on the Schedule of Increases or Decreases in Global Note attached hereto on March 1, 2026.
Interest Payment Dates: March 1 and September 1 of each year.
Record Dates: February 15 and August 15 of each year
Additional provisions of this Note are set forth on the other side of this Note.

IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.
RESOLUTE FOREST PRODUCTS INC.
By:
Name:
Title:
Dated: [                    ]

This is one of the Notes referred to in the within-mentioned Indenture:
Wells Fargo Bank, National Association, as
Trustee
By:
    Authorized Signatory
Dated: [ ]

[Back of Note]
4.875% Senior Note Due 2026
Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.    RESOLUTE FOREST PRODUCTS INC., a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Note at 4.875% per annum from [ ]1 until maturity. The Issuer will pay interest, if any, semi-annually in arrears on March 1 and September 1 of each year, commencing September 1, 2021,2 or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is equal to the rate per annum then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
2.    METHOD OF PAYMENT. The Issuer will pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 15 and August 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such Record Date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payments of principal, premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders at their respective addresses set forth in the register of Holders; provided that (1) all payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the registered Holder or Holders thereof and (2) all payments of principal, premium, if any, and interest with respect to certificated notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such holder elects payment by wire transfer by giving written notice to the Trustee or the paying agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee or paying agent may accept in its discretion). Until otherwise designated by the Issuer, the Issuer’s office or agency will be the corporate trust office of the Trustee maintained for such purpose. If a payment date is to be made on a day that is not a business day, payment will be made on the next succeeding day that is a business day and no interest will accrue for the intervening period. Such payment shall be in such coin or currency of
1 The date of issuance.
2 The first Interest Payment Date may be different for Additional Notes.

the United States of America as at the time of payment is legal tender for payment of public and private debts.
For certain payments made in connection with these Notes, the Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the Code. The Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments” with respect to the Trustee. If reasonably requested by the Trustee, all parties to this transaction shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee prior to closing, and shall promptly update any such form to the extent such form expires or becomes inaccurate in any respect because of a change in circumstances. The Trustee shall have the right to request from any party or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Code. To the extent any such forms required to be delivered are not provided prior to or by the time the related payment is required to be made or are determined by the Trustee to be incomplete and/or inaccurate in any respect, the Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payment.
3.    TRUSTEE; PAYING AGENT AND REGISTRAR. Wells Fargo Bank, National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar with respect to the Notes. The Issuer may change any Paying Agent or Registrar without notice to any Holder. None of the Issuer or any of its Affiliates may act in any such capacity.
4.    INDENTURE. The Issuer issued the Notes under an Indenture, dated as of February 2, 2021 (the “Indenture”), among Resolute Forest Products Inc., the Guarantors party thereto and the Trustee. This Note is one of a duly authorized issue of Notes of the Issuer. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.
5.    OPTIONAL REDEMPTION.
(a)    The Notes are subject to redemption, at the option of the Issuer, in whole or in part, at any time on or after March 1, 2023 (the “First Call Date”) upon not less than 15 nor more than 60 days’ notice at the following Redemption Prices (expressed as percentages of the principal amount to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date), if redeemed during the 12-month period beginning on March 1 of each of the years indicated below:

Year	Redemption Price
2023	102.438%
2024	101.219%
2025 and thereafter	100.000%

(b)    In addition, at any time prior to the First Call Date the Issuer may redeem the Notes, in whole or in part, at a Redemption Price equal to the principal amount of the Notes plus the Applicable Premium plus accrued and unpaid interest, if any, to but not including the date of redemption (subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date that is on or prior to the redemption date).
(c)    In addition to the optional redemption provisions in clauses (a) and (b) above, prior to the First Call Date, the Issuer may, from time to time, with the net proceeds of one or more Qualified Equity Offerings, redeem up to an aggregate of 40% of the aggregate principal amount of the outstanding Notes (including any Additional Notes), at a Redemption Price equal to 104.875% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but not including, the date of redemption; provided that at least 60% of the principal amount of Notes (including any Additional Notes) that have been issued under the Indenture remain outstanding immediately after the occurrence of any such redemption (excluding Notes held by the Issuer or its Subsidiaries) and that any such redemption occurs within 90 days following the closing of any such Qualified Equity Offering.
(d)    Any notice of redemption may be given prior to the redemption of any Notes, and any such redemption or notice may, at the Issuer’s discretion, in whole or in part, be subject to one or more conditions precedent, as provided in Section 3.05(b) of the Indenture.
6.    OFFERS TO REPURCHASE.
(a)    Upon the occurrence of a Change of Control, each Holder shall have the right, subject to certain conditions specified in the Indenture, to cause the Issuer to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.
(b)     In accordance with Sections 4.10 and 4.14 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain events.
7.    DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in fully registered form only, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The

Registrar need not register the transfer or exchange of any Notes during a period beginning 15 days before any applicable redemption date described under Article 3 of the Indenture.
8.    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
9.    AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Note Guarantees or the Notes may be amended or supplemented as provided in Article 9 of the Indenture, and Events of Default may be waived as provided in Article 6 of the Indenture.
10.    DEFAULTS AND REMEDIES. If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer) and is continuing, the Trustee or the Holders of at least 30% in principal amount of the outstanding Notes, in each case, by notice to the Issuer, may declare the principal of, premium, if any, and accrued but unpaid interest on all the Notes to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Issuer or certain Restricted Subsidiaries occurs, the principal of, premium, if any, and interest on all the Notes shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
11.    AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.
12.    GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THE NOTES AND THE NOTE GUARANTEES.
13.    CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
14.    REFERENCE TO INDENTURE AND OTHER RELATED DOCUMENTS. Reference is hereby made to the Indenture (a copy of which is on file at the Corporate Trust Office of the Trustee) and all indentures and agreements supplemental thereto for a description of the rights thereunder of the Holders of the Notes, the nature and extent of the security therefor, the rights, duties, protections and immunities of the Trustee and the rights and obligations of the Issuer and the Note Guarantors thereunder, to all the provisions of which the Holder, by acceptance hereof, assents and agrees.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to the Issuer at the following address:
Resolute Forest Products Inc.
111 Robert-Bourassa Blvd., Suite 5000
Montreal, Qc H3C 2M1
Facsimile No.: (514) 394-3644
Attention: Chief Financial Officer

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:
        (Insert assignee’s legal name)

    (Insert assignee’s Soc. Sec. or tax I.D. no.)

    (Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:
Your Signature:

(Sign exactly as your name appears
on the face of this Note)
Signature Guarantee3:

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.10 or 4.14 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.14

If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.10 or Section 4.14 of the Indenture, state the amount you elect to have purchased:
$
Date:
Your Signature:

(Sign exactly as your name appears
on the face of this Note)
Signature Guarantee4:

*     Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE5
The initial outstanding principal amount of this Global Note is $       . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized officer of Trustee or Custodian

*     This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
Resolute Forest Products Inc.
111 Robert-Bourassa Blvd., Suite 5000
Montreal, Qc H3C 2M1
Attention: Investor Relations
Wells Fargo Bank, National Association, as Trustee and Registrar
Attn: DAPS – Reorg
600 South 4th Street – 7th Floor
Minneapolis, MN 55415
Facsimile: (866) 969-1290
Phone: (800) 344-5128
Email: DAPSReorg@wellsfargo.com
Re: 4.875% Senior Notes due 2026
Reference is hereby made to the Indenture, dated as of February 2, 2021 (the “Indenture”), among Resolute Forest Products Inc., as issuer (the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                          (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $         in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
1. ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2. ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act and, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
3. ☐  Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
(a) ☐   such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
(b) ☐   such Transfer is being effected to the Issuer or a subsidiary thereof;
or
(c) ☐   such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
(d) ☐   such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted

Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
4. ☐   Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
(a) ☐   Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(b) ☐   Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
(c) ☐   Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
5. ☐   Check if Transferor is an Affiliate of Issuer.
6. ☐   Check if Transferor received the Note within the last year from either an Affiliate of Issuer or from a party who checked box 5 or this box 6.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.    The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)     a beneficial interest in the:
(i)     144A Global Note (CUSIP             ), or
(ii)     Regulation S Global Note (CUSIP             ), or
(iii)     IAI Global Note (CUSIP             ); or
(b)     a Restricted Definitive Note.
2.    After the Transfer the Transferee will hold:
[CHECK ONE]
(a)     a beneficial interest in the:
(i)     144A Global Note (CUSIP             ), or
(ii)     Regulation S Global Note (CUSIP             ), or
(iii)     IAI Global Note (CUSIP             ); or
(iv)     Unrestricted Global Note (CUSIP             ); or
(b)     a Restricted Definitive Note; or
(c)     an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
Resolute Forest Products Inc.
111 Robert-Bourassa Blvd., Suite 5000
Montreal, Qc H3C 2M1
Attention: Investor Relations
Wells Fargo Bank, National Association, as Trustee and Registrar
Attn: DAPS – Reorg
600 South 4th Street – 7th Floor
Minneapolis, MN 55415
Facsimile: (866) 969-1290
Phone: (800) 344-5128
Email: DAPSReorg@wellsfargo.com
Re: 4.875% Senior Notes due 2026
(CUSIP             )
Reference is hereby made to the Indenture, dated as of February 2, 2021 (the “Indenture”), among Resolute Forest Products Inc., as issuer (the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                      (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $        in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note
(a) Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(c) Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
(d) Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.
2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes
(a) Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.
(b) Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S

Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Resolute Forest Products Inc.
111 Robert-Bourassa Blvd., Suite 5000
Montreal, Qc H3C 2M1
Facsimile No.: [(   )             ]
Attention: Investor Relations
Wells Fargo Bank, National Association, as Trustee and Registrar
Attn: DAPS – Reorg
600 South 4th Street – 7th Floor
Minneapolis, MN 55415
Facsimile: (866) 969-1290
Phone: (800) 344-5128
Email: DAPSReorg@wellsfargo.com
Re: 4.875% Senior Notes due 2026
Reference is hereby made to the Indenture, dated as of February 2, 2021 (the “Indenture”), among Resolute Forest Products Inc., as issuer (the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
In connection with our proposed purchase of $         aggregate principal amount of:
(a)     a beneficial interest in a Global Note, or
(b)     a Definitive Note,
we confirm that:
1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”).
2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer,
D-1

furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]
By:
Name:
Title:
Dated:

D-2

EXHIBIT E
FORM OF NOTATION OF NOTE GUARANTEE
For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 2, 2021 (the “Indenture”) among Resolute Forest Products Inc. (the “Issuer”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), (a) the due and punctual payment of the principal of and premium, if any, and interest on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee.
Capitalized terms used but not defined herein have the meanings given to them in the Indenture.
[NAME OF GUARANTOR(S)]
By:
Name:
Title:

E-1